Exhibit 4

HAWAIIAN ELECTRIC COMPANY, INC.
HAWAII ELECTRIC LIGHT COMPANY, INC.

$14,000,000 3.83% Senior Notes, Series 2013A, due July 1, 2020
$12,000,000 4.45% Senior Notes, Series 2013B, due December 1, 2022
$30,000,000 4.84% Senior Notes, Series 2013C, due October 1, 2027

______________
NOTE PURCHASE AND GUARANTY AGREEMENT
_____________

Dated as of October 3, 2013

-i-

-ii-

-iii-

-iv-

-v-

ATTACHMENTS TO NOTE PURCHASE AND GUARANTY AGREEMENT:

SCHEDULE A —    Information Relating to Purchasers
SCHEDULE B —    Defined Terms
SCHEDULE C —    Consolidated Capitalization Illustration
SCHEDULE D —    Consolidated Funded Debt Illustration
SCHEDULE E —    Consolidated Subsidiary Funded Debt Illustration
SCHEDULE 5.3 —    Disclosure Materials
SCHEDULE 5.4     —    Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock
SCHEDULE 5.5     —    Financial Statements
SCHEDULE 5.7     —    Governmental Authorizations
SCHEDULE 5.15 —    Existing Indebtedness
SCHEDULE 5.17 —    Status Under Certain Statutes
SCHEDULE 10.3 —    Existing Liens
SCHEDULE 10.5 —    Restrictive Agreements
SCHEDULE 10.6 —    Affiliate Transactions
EXHIBIT 1(a)    —    Form of 3.83% Senior Note, Series 2013A, due July 1, 2020
EXHIBIT 1(b)    —    Form of 4.45% Senior Note, Series 2013B, due December 1, 2022
EXHIBIT 1(c)    —    Form of 4.84% Senior Note, Series 2013C, due October 1, 2027
EXHIBIT 4.4(a)    —    Form of Opinion of the Vice President-General Counsel of the Parent
Guarantor
EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel for the Constituent Companies
EXHIBIT 4.4(c)    —    Form of Opinion of Special Counsel to the Purchasers

-v-

HAWAIIAN ELECTRIC COMPANY, INC.
HAWAII ELECTRIC LIGHT COMPANY, INC.
900 Richards Street
Honolulu, Hawaii 96813-2956

$14,000,000 3.83% Senior Notes, Series 2013A, due July 1, 2020
$12,000,000 4.45% Senior Notes, Series 2013B, due December 1, 2022
$30,000,000 4.84% Senior Notes, Series 2013C, due October 1, 2027

Dated as of October 3, 2013
TO EACH OF THE PURCHASERS
LISTED IN THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:
HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.4, the “Company”), and HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.4, the “Parent Guarantor,” and together with the Company, the “Constituent Companies” and, individually a “Constituent Company”), jointly and severally agree with each of the Purchasers as follows:
SECTION 1.    AUTHORIZATION OF NOTES.
The Company has authorized the issue and sale of $56,000,000 aggregate principal amount of its Senior Notes consisting of (a) $14,000,000 aggregate principal amount of its 3.83% Senior Notes, Series 2013A, due July 1, 2020, (the “Series A Notes”), (b) $12,000,000 aggregate principal amount of its 4.45% Senior Notes, Series 2013B, due December 1, 2022 (the “Series B Notes”) and (c) $30,000,000 aggregate principal amount of its 4.84% Senior Notes, Series 2013C, due October 1, 2027 (the “Series C Notes”). The Series A Notes, the Series B Notes and the Series C Notes are herein collectively referred to as the “Notes.” As used herein, the term “Notes” shall mean all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and any such notes issued in substitution therefor pursuant to Section 14. The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
SECTION 2.    SALE AND PURCHASE OF NOTES; GUARANTY.
Section 2.1    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several, and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 2.2    Guaranty. Pursuant to Section 13, the Parent Guarantor absolutely, unconditionally and irrevocably guarantees the Obligations of the Company.
SECTION 3.    CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, commencing at 11:00 a.m. New York, New York time, at a closing (the “Closing”) on October 3, 2013 or on such other Business Day thereafter as may be agreed upon by the Constituent Companies and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions described in Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
SECTION 4.    CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1    Representations and Warranties. The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the time of the Closing (except to the extent that any of the representations and warranties expressly refer to an earlier time, in which case such representations and warranties shall be correct as of such earlier time).
Section 4.2    Performance; No Default. Each Constituent Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither Constituent Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3    Compliance Certificates.
(a)    Officer’s Certificate. Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement and, in the case of the Company, the Notes and (2) such Constituent Company’s organizational documents as then in effect.
Section 4.4    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Susan A. Li, Esq., Vice President-General Counsel of the Parent Guarantor covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Constituent Companies hereby instruct such counsel to deliver such opinion to such Purchaser), (b) from Goodsill Anderson Quinn & Stifel LLP, special counsel for the Constituent Companies, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Constituent Companies hereby instruct such counsel to deliver such opinion to such Purchaser) and (c) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5    Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate from the Parent Guarantor certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

Section 4.7    Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.
Section 4.8    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.
Section 4.9    Changes in Corporate Structure. Neither Constituent Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company directing the manner of payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the Company representative responsible for verifying receipt of such funds by the transferee bank.
Section 4.11    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT COMPANIES.
Each Constituent Company represents and warrants to each Purchaser that:
Section 5.1    Organization; Power and Authority. Each Constituent Company is a corporation duly organized under the laws of the Republic of Hawaii (in the case of the Company) or the Kingdom of Hawaii (in the case of the Parent Guarantor) and is validly existing and in good standing under the laws of the State of Hawaii, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Constituent Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, in the case of the Company, the Notes and to perform its obligations under the provisions hereof and thereof.

Section 5.2    Authorization, Etc.
(a)    This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof against payment of the purchase price therefor, each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes the legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3    Disclosure. The Constituent Companies, through their agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, have delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated August 29, 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries. This Agreement, the Memorandum (excluding information and market and industry data specifically identified as being from a third party source) and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies in connection with the transactions contemplated hereby and identified on Schedule 5.3 and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to September 13, 2013 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to market and industry data, projected financial information and other forward-looking information, each Constituent Company represents and warrants only that such information was prepared in good faith based upon information and assumptions believed by it to be reasonable at the time. Except as disclosed in the Disclosure Documents (including the documents incorporated by reference therein), since December 31, 2012, there has been no change in the financial condition, operations, business or properties of the Parent Guarantor or any of its Subsidiaries except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no fact known to either Constituent Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4    Organization and Ownership of Shares of Subsidiaries; Affiliates.
(a)    Schedule 5.4 contains complete and correct lists (1) of the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent Guarantor and each of its other Subsidiaries, (2) of the Parent Guarantor’s Affiliates, other than its Subsidiaries, and (3) of each Constituent Company’s directors and senior officers. On the date of the Closing, the only Significant Subsidiaries are the Company and MECO.
(b)    All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or another of its Subsidiaries free and clear of any Lien.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Significant Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 10.5, the regulatory authority of the Hawaii Public Utilities Commission and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Significant Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Significant Subsidiary.
Section 5.5    Financial Statements; Material Liabilities. The Constituent Companies have delivered to each Purchaser copies of the consolidated financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including, in each case, any related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of complete notes and to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on or expressly reserved for in such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance (a) by the Company of this Agreement and the Notes and (b) by the Parent Guarantor of this Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other material agreement or instrument to which the Parent Guarantor or any of its Significant Subsidiaries is bound or by which the Parent Guarantor or any of its Significant Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any of its Significant Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any of its Significant Subsidiaries.
Section 5.7    Governmental Authorizations, Etc. Subject to the accuracy of the representations and warranties of the Purchasers in Section 6, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by (a) the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or (b) the Parent Guarantor in connection with the execution, delivery or performance by the Parent Guarantor of this Agreement except as set forth in Schedule 5.7 and except for the filing of a Form 8-K and a Form D with the SEC and any necessary Blue Sky filings. On the date of the Closing, each item listed on Schedule 5.7 shall have been duly obtained, will be final and in full force and effect and will not be subject to appeal or any condition which has not been satisfied.
Section 5.8    Litigation; Observance of Agreements, Statutes and Orders.
(a)    There are no actions, suits, investigations or proceedings pending or, to the Knowledge of either Constituent Company, threatened against the Parent Guarantor or any of its Significant Subsidiaries or any property of the Parent Guarantor or any of its Significant Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Parent Guarantor nor any of its Significant Subsidiaries is (1) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, ERISA, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9    Taxes. The Parent Guarantor and its Significant Subsidiaries have filed all income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate actions or proceedings and with respect to which the Parent Guarantor or one of its Significant Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. Neither Constituent Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Significant Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Parent Guarantor and its Significant Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2009.
Section 5.10    Title to Property; Leases. The Parent Guarantor and its Significant Subsidiaries have good and sufficient title or valid leasehold interests to their respective properties owned or leased by them that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor or any of its Significant Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens other than Permitted Liens. All leases to which the Parent Guarantor or any of its Significant Subsidiaries is a party that, individually or in the aggregate, are Material are valid and are in full force and effect in all material respects.
Section 5.11    Licenses, Permits, Etc.
(a)    The Parent Guarantor and its Significant Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, without known conflict with the rights of others, except where the failure to own or possess the same would not reasonably be expected to result in a Material Adverse Effect.
(b)    To the Knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Significant Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.
(c)    To the Knowledge of each Constituent Company, there is no violation by any Person of any right of the Parent Guarantor or any of its Significant Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Parent Guarantor or any of its Significant Subsidiaries, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

Section 5.12    Compliance with ERISA.
(a)    The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan and Benefit Plan in compliance with ERISA and all other applicable laws, regulations and guidance except for such instances of noncompliance as have not resulted in and would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect. No ERISA Event has occurred that when taken together with all other such ERISA Events for which liability is reasonably expected to occur would reasonably be expected to result in a Material Adverse Effect.
(b)    The adjusted funding target attainment percentage under each of the Plans as of the end of such Plan’s most recently ended plan year, as determined by the Plans’ enrolled actuary pursuant to Section 436 of the Code and applicable regulations, is not less than 70% and the accumulated benefit obligations of the Plans, determined on the basis of the actuarial assumptions utilized for purposes of the Parent Guarantor’s most recent audited financial statements, did not exceed the aggregate current value of the assets of such Plans by more than 45%.
(c)    The Parent Guarantor, its Subsidiaries and their ERISA Affiliates have never participated in, contributed to, or had any liability or obligation with respect to a Multiemployer Plan.
(d)    The accumulated postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Parent Guarantor and its Subsidiaries did not exceed the aggregate current value of the assets that fund such obligation, as reported on the Parent Guarantor’s most recent audited consolidated financial statements, by more than 40%.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representations by each Constituent Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13    Private Offering. Neither Constituent Company nor anyone acting on their behalf has offered, during a period of at least six months prior to the date of such offer, the Notes, the Guaranty provided in Section 13 or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 55 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes and the Guaranty provided in Section 13 at a private sale for investment. Neither Constituent Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and the delivery of the Guaranty provided in Section 13 to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to redeem, prior to their stated maturity, the loans to the Company of the proceeds of three series of special purpose revenue bonds issued by the Department of Budget and Finance of the State of Hawaii for the benefit of the Company, including the repayment of short-term borrowings incurred for that purpose. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15    Existing Indebtedness; Future Liens.
(a)    Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of June 30, 2013 (including descriptions of the obligors and obligees, principal amount outstanding, any collateral therefor and any Guarantees thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries. Neither the Parent Guarantor nor any of its Significant Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Significant Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Significant Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Parent Guarantor nor any of its Significant Subsidiaries has agreed or consented to cause or permit any of its property, whether now owned or hereinafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.
(c)    Neither the Parent Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document)

which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or the Parent Guarantor, except as disclosed in Schedule 5.15.
Section 5.16    Foreign Assets Control Regulations, Etc.
(a)    None of the Parent Guarantor, any of its Controlled Entities or, to the Parent Guarantor’s Knowledge, HEI is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (2) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (3) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (1), clause (2) or clause (3), a “Blocked Person”). None of the Parent Guarantor, any Controlled Entity or, to the Parent Guarantor’s Knowledge, HEI has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company, any Controlled Entity of the Parent Guarantor or HEI, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (2) otherwise in violation of U.S. Economic Sanctions.
(c)    None of the Parent Guarantor, any Controlled Entity or, to the Parent Guarantor’s Knowledge, HEI (1) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (2) to the Parent Guarantor’s Knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (3) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (4) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    None of the Parent Guarantor, any Controlled Entity or, to the Parent Guarantor’s Knowledge, HEI (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Parent Guarantor’s Knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (3) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (4) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Parent Guarantor’s Knowledge, none of the Parent Guarantor, any Controlled Entity or HEI has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17    Status under Certain Statutes. Neither the Parent Guarantor nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended, or, except as set forth in Schedule 5.17, either the Public Utility Holding Company Act of 2005, as amended, or the Federal Power Act, as amended.

Section 5.18    Environmental Matters.
(a)    Neither Constituent Company nor any Significant Subsidiary has Knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Parent Guarantor or any of its Significant Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)    Neither Constituent Company nor any Significant Subsidiary has Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Parent Guarantor nor any of its Significant Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Parent Guarantor nor any of its Significant Subsidiaries has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any of its Significant Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.
Section 5.19    Pari Passu Ranking.
(a)    The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of the Company, including, without limitation, all unsecured senior Indebtedness of the Company described in Schedule 5.15.
(b)    The obligations of the Parent Guarantor under this Agreement rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of the Parent Guarantor, including, without limitation, all unsecured senior Indebtedness of the Parent Guarantor described in Schedule 5.15.
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS.

Section 6.1    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not as an agent or nominee for any other Person and not with a view to the distribution or public offering thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2    Accredited Investor Status. Each Purchaser severally represents that it is an Accredited Investor and has had an opportunity to ask questions of the Constituent Companies and receive answers concerning the Parent Guarantor and its Subsidiaries and the terms and conditions of the sale of the Notes.
Section 6.3    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
SECTION 7.    INFORMATION AS TO THE CONSTITUENT COMPANIES.
Section 7.1    Financial and Business Information. The Constituent Companies shall deliver to each holder of a Note that is an Institutional Investor:

(a)    Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(1)    a consolidated and consolidating balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and
(2)    consolidated and consolidating statements of income, cash flows and retained earnings of the Parent Guarantor and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth (in the case of the consolidated financial statements, in comparative form) the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of), the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end audit adjustments and the absence of notes; provided, that delivery within the time periods specified above of copies of the Parent Guarantor’s Quarterly Report on Form 10-Q or applicable successor form (“Form 10-Q”) for such fiscal quarter, prepared in accordance with the SEC’s requirements therefor, containing the consolidated and consolidating financial statements described above and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Constituent Companies shall be deemed to have made such delivery of such Form 10-Q if such Form 10-Q shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC) and shall have provided notification of the availability thereof to such holder;
(b)    Annual Statements — within 120 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of,
(1)    a consolidated and consolidating balance sheet of the Parent Guarantor and its Subsidiaries, as at the end of such year, and
(2)    consolidated and consolidating statements of income, cash flows and retained earnings of the Parent Guarantor and its Subsidiaries, for such year, setting forth (in the case of the consolidated financial statements, in comparative form) the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized regional or national standing or any other independent public accountants reasonably acceptable to the Required Holders, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that delivery within the time period specified above of copies of the Parent Guarantor’s Annual Report on Form 10-K or applicable successor form (“Form 10-K”) for such fiscal year (together with the Parent Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), prepared in accordance with the SEC’s requirements therefor, containing the consolidated and consolidating financial statements described above and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Constituent Companies shall be deemed to have made such delivery of such Form 10-K if such Form 10-K shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC) and shall have provided notification of the availability thereof to such holder;
(c)    SEC and Other Reports — promptly, and in any event within seven Business Days after they become available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Parent Guarantor or any of its Significant Subsidiaries to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally and (2) each current or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any of its Significant Subsidiaries with the SEC; provided, that the Constituent Companies shall be deemed to have made delivery of the foregoing items under both clauses (1) and (2) if such item shall have been made available for free on the SEC’s EDGAR system (or any successor system adopted by the SEC) and shall have provided notification of the availability thereof to such holder;
(d)    Notice of Default or Event of Default — promptly, and in any event within seven days after a Responsible Officer of a Constituent Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within seven days after a Responsible Officer of a Constituent Company becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(1)    with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or
(2)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(3)    any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien other than a Permitted Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any of its Subsidiaries from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect provided, that the Constituent Companies shall be deemed to have made delivery of any notice of any such item if such item shall have been reported in a current or periodic report filed with the SEC and made available for free on the SEC’s EDGAR system (or any successor system adopted by the SEC) and the Company or the Parent Guarantor shall have provided notification of the availability thereof to such holder;
(g)    Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Parent Guarantor’s independent auditors resign or the Parent Guarantor elects to change independent auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; provided, that delivery of a copy of a Current Report of the Parent Guarantor on Form 8-K or applicable successor form (“Form 8-K”) reporting such resignation or change of independent auditors, prepared in accordance with the SEC’s requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(g); provided, further, that the Constituent Companies shall be deemed to have made such delivery of such Form 8-K if the Parent Guarantor shall have made such Form 8-K available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC) and shall have provided notification of the availability thereof to such holder; and

(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of a Constituent Company to perform its obligations hereunder and, in the case of the Company, under the Notes as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note that is an Institutional Investor pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of each Constituent Company (which, in the case of a deemed delivery through a filing with the SEC, as permitted by Section 7.1(a) or Section 7.1(b), shall be by separate concurrent delivery of such certificate to each holder of a Note that is an Institutional Investor):
(a)    Covenant Compliance — setting forth the information that is required in order to establish whether the Constituent Companies were in compliance with the requirements of Section 10.1, Section 10.2 and Section 10.4 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section that involves mathematical calculations, the information from such financial statements and other records of the Constituent Companies that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence; provided that, if neither the Parent Guarantor nor any of its Significant Subsidiaries has been party to a Disposition pursuant to Section 10.4(c) during the relevant period covered by such certificate, then such certificate shall state such fact and information and calculations with respect to Section 10.4 shall not be included in such certificate. In the event that a Constituent Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Constituent Companies and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default (other than a Default or Event of Default for which notice has been given to the holders of the Notes during such period pursuant to Section 7.1(d) and which has been subsequently waived or cured) or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or propose to take with respect thereto.

Section 7.3    Visitation. Each Constituent Company shall permit the representatives of each holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to a Constituent Company, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld, and in the presence of representatives of such Company) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and properties of such Constituent Company and each of its Subsidiaries, all at such reasonable times (within normal business hours) as may be reasonably requested in writing, but no more than twice in any fiscal year; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Constituent Companies and upon reasonable prior notice, to visit and inspect any of the offices or properties of a Constituent Company or any of its Subsidiaries, to examine all of their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be reasonably requested.
SECTION 8.    PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all of the Notes, or from time to time any part of the Notes in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of prepayment plus the applicable Make‑Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 20 days, and not more than 60 days, prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make‑Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5    Purchase of Notes. The Constituent Companies will not, and will not permit any of their Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase, made by a Constituent Company or an Affiliate, pro rata to the holders of all Notes at the time outstanding, upon the same terms and conditions but taking into account the different maturity dates and interest rates for each series of Notes. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the relevant Constituent Company shall, or shall cause its Affiliate to, promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6    Make-Whole Amount. “Make-Whole Amount” shall mean, with respect to any Note of a series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, over the amount of such Called Principal, provided, however, that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the applicable Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury Securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury Securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury Securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to, and greater than, such Remaining Average Life, and (2) the U.S. Treasury constant maturity so reported with the term closest to, and less than, such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360‑day year composed of twelve 30‑day months calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7    Offer to Prepay Notes in the Event of a Change in Control.
(a)    Notice of Change in Control. The Company will, within five Business Days after a Constituent Company has Knowledge of the occurrence of a Change in Control, give written notice of such Change in Control to each holder of record of the Notes (determined as of the date of such notice). Such notice shall contain and constitute an offer to prepay Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).
(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) shall be an offer to each holder to prepay, on a date specified in such offer (the “Change in Control Proposed Prepayment Date”), in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by such holder. Such Change in Control Proposed Prepayment Date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).
(c)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay all, but not less than all, of the Notes held by such holder made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 or an attempt by such holder to accept the offer other than with respect to all Notes held by such holder shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date.
(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) or to accept such offer with respect to all, but not less than all, of the Notes held by it shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note held by such holder offered to be prepaid, (4) the interest that would be due on each Note held by such holder offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that no Make-Whole Amount is payable in connection with such prepayment, (6) that the conditions of this Section 8.7 have been fulfilled and (7) in reasonable detail, the nature and date of the Change in Control.
(f)    “Change in Control” shall mean that HEI shall cease to own 100% of the voting capital stock or other equity or voting interests of the Parent Guarantor that is ordinarily entitled, in the absence of contingencies, to vote in the election of the Parent Guarantor’s directors (excluding, for the avoidance of doubt, preferred stock or other Securities of the Parent Guarantor the holders of which may be entitled to vote to elect directors only upon a default or under other limited circumstances specified in such Securities); provided, that the event specified above shall not constitute a “Change in Control” if, on the day of the occurrence of such event and at all times during the period of 90 consecutive days thereafter (the “Ratings Period”), the long-term unsecured, unenhanced Indebtedness of the Parent Guarantor shall maintain an Investment Grade Rating by at least one Ratings Agency or, if more than one Ratings Agency shall rate such Indebtedness during such Ratings Period, each such Ratings Agency.
Section 8.8    Offer to Prepay Upon Sale of Assets.
(a)    Notice and Offer. In the event of a Disposition of assets by a Constituent Company or any Significant Subsidiary where the Constituent Companies are required, or have elected, to apply the Net Cash Proceeds of such Disposition pursuant to clause (B) of the second paragraph of Section 10.4(c), the Company shall, no later than the 335th day following the date of such Disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to each holder to prepay, at 100% of the aggregate Ratable Portion of the Notes held by such holder, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but, in any case, without any Make-Whole Amount, the Ratable Portion of the Notes of all series held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”), which date shall not be less than 30 days and not more than 60 days after the date of such notice. Such notice shall be sent to each holder of record of the Notes (determined as of the date of such notice) and such notice shall also state (1) that such offer is being made pursuant to this Section 8.8 and that the failure by such holder to respond to such offer by the deadline established in Section 8.8(b) or to accept such offer with respect to all, but not less than all, of the Notes held by it shall result in such offer to such holder being deemed rejected; (2) the Ratable Portion of each such Note held by such holder offered to be prepaid; (3) the prepayment price of each Note as described in Section 8.8(b); (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to, but not including, the Sale of Assets Prepayment Date and (5) in reasonable detail, a description of the nature and the date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.
(b)    Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay the Ratable Portion of the Notes held by such holder pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 or to accept such offer with respect to all, but not less than all, of the Notes held by it shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes held by each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but, in any case, without any Make-Whole Amount.
SECTION 9.    AFFIRMATIVE COVENANTS.
Each Constituent Company covenants that so long as any of the Notes are outstanding:
Section 9.1    Compliance with Laws. Without limiting Section 10.8, each Constituent Company will, and will cause each of its Significant Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2    Insurance. Each Constituent Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3    Maintenance of Properties. Each Constituent Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and other than damage from casualties provided such damage is repaired within a commercially reasonable period of time), so that the business carried on in connection therewith may be properly conducted at all times; provided, that this Section shall not prevent a Constituent Company or any Significant Subsidiary from discontinuing the operation and the maintenance of any of their properties if such discontinuance is desirable in the conduct of its business and such Constituent Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4    Payment of Taxes and Claims. Each Constituent Company will, and will cause each of its Significant Subsidiaries to, file all income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of a Constituent Company or any Significant Subsidiary other than a Permitted Lien; provided that neither Constituent Company nor any Significant Subsidiary need pay any such tax, assessment, charge, levy or claim if (1) the amount, applicability or validity thereof is contested by such Constituent Company or such Significant Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Constituent Company or a Significant Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Constituent Company or such Significant Subsidiary or (2) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 9.5    Corporate Existence, Etc. Subject to Section 10.4, each Constituent Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.4, each Constituent Company will at all times preserve and keep, or cause to be preserved and kept, in full force and effect (a) the corporate existence of each of its Significant Subsidiaries (unless merged into a Constituent Company or into another Subsidiary (which is or by reason of such merger becomes a Significant Subsidiary) in which a Constituent Company owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary) and (b) all rights and franchises of each Constituent Company and each Significant Subsidiary, unless, in the good faith judgment of such Constituent Company, the termination of, or failure to preserve and keep in full force and effect, such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6    Books and Records. Each Constituent Company will, and will cause each of its Significant Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Significant Subsidiary, as the case may be. Each Constituent Company will, and will cause each of its Significant Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Constituent Company and its Significant Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Significant Subsidiaries to, continue to maintain such system.
Section 9.7    Pari Passu Ranking.
(a)    The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct obligations of the Company ranking pari passu as against the assets of the Company with all other present and future unsecured senior Indebtedness (actual or contingent) of the Company.
(b)    The obligations of the Parent Guarantor under this Agreement are and at all times shall remain direct obligations of the Parent Guarantor ranking pari passu as against the assets of the Parent Guarantor with all other present and future unsecured senior Indebtedness (actual or contingent) of the Parent Guarantor.
SECTION 10.    NEGATIVE COVENANTS.
Each Constituent Company covenants that so long as any of the Notes are outstanding:
Section 10.1    Capitalization Ratio. The Constituent Companies will not permit the Consolidated Capitalization Ratio to be less than 0.35 to 1.00 as of the end of any fiscal quarter or fiscal year end of the Parent Guarantor.
Section 10.2    Consolidated Subsidiary Funded Debt to Capitalization Ratio.
(a)    The Company will not permit its Consolidated Subsidiary Funded Debt to Capitalization Ratio to exceed 0.65 to 1.00 as of the end of any fiscal quarter or fiscal year end of the Company.
(b)    The Constituent Companies will not permit the Consolidated Subsidiary Funded Debt to Capitalization Ratio of any of their Significant Subsidiaries to exceed 0.65 to 1.00 as of the end of any fiscal quarter or fiscal year end of such Constituent Company.
Section 10.3    Limitation on Liens. The Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, incur, create, assume or permit to exist any Lien on the capital stock or similar Equity Interests of or other ownership interests in any Significant Subsidiary or any Lien on any of its other assets, now or hereafter owned, without effectively providing concurrently therewith to equally and ratably secure the obligations of the Constituent Companies under this Agreement and, in the case of the Company, the Notes pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, except the following Liens (“Permitted Liens”):

(a)    deposits under workmen’s compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds, in the ordinary course of business for sums not yet due and payable beyond any applicable grace or cure period or the payment of which is not at the time required by Section 9.4;
(b)    Liens (other than any Lien imposed by ERISA) imposed by law, such as carriers’, warehousemen’s or mechanics’ liens, incurred in good faith in the ordinary course of business and securing obligations that are not yet due and payable beyond any applicable grace or cure period or the payment of which is not at the time required by Section 9.4, and Liens arising out of judgments or awards not exceeding $50,000,000 in the aggregate with respect to which appeals are being prosecuted, execution pending such appeals having been effectively stayed;
(c)    the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase or recapture or designate a purchaser of any property;
(d)    any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, for sums not yet due and payable beyond any applicable grace or cure period or the payment of which is not at the time required by Section 9.4;
(e)    any Lien existing on any property or asset at the time such property or asset is acquired by a Constituent Company or any Significant Subsidiary (including acquisition by merger or consolidation), but only if and so long as (1) such Lien was not created in contemplation of such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (3) such Lien secures only the obligation secured thereby at the time such property or asset is acquired;
(f)    any Lien in existence on the date of this Agreement to the extent set forth on Schedule 10.3, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the date of this Agreement to the extent set forth on such Schedule;
(g)    any Lien securing Purchase Money Indebtedness, or to secure payment of all or any part of the cost of construction of improvements as they are incurred or within 270 days thereafter, but only if, in the case of each such Lien, (1) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (2) such Lien attached to such property or asset within 270 days of the acquisition or improvement of such property or asset;
(h)    easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not interfere in any material respect with the conduct of the business of a Constituent Company or any Significant Subsidiary conducted at the property subject thereto;
(i)    licenses, leases and subleases of property owned or leased by a Constituent Company or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Constituent Company and the Significant Subsidiaries;
(j)    Liens securing obligations, neither assumed by a Constituent Company or any Significant Subsidiary nor on account of which a Constituent Company or any Significant Subsidiary customarily pays interest, upon real estate or under which a Constituent Company or any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which a Constituent Company or any Significant Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment;
(k)    Liens arising by virtue of any statutory or common law or contractual provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution in the ordinary course of business;
(l)    any Lien constituting a renewal, extension or replacement of a Lien permitted under clause (e), (f) or (g) of this Section 10.3, but only if (1) at the time such Lien is granted and immediately after giving effect thereto, no Default or Event of Default would exist and be continuing, (2) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof, (3) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced, together with reasonable out-of-pocket expenses and accrued interest with respect to the obligations so renewed, extended or replaced, and (4) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that, in the reasonable opinion of the relevant Constituent Company, is commercially reasonable at the time of such increase; and
(m)    other Liens securing Indebtedness or other monetary obligations of a Constituent Company or any Significant Subsidiary; provided, that at the time any such Indebtedness or other monetary obligation is incurred (and after giving effect thereto and to the concurrent repayment of any Indebtedness or other monetary obligations with the proceeds thereof), (1) in the case of the Parent Guarantor, the aggregate principal amount of all Indebtedness and other monetary obligations then secured pursuant to this clause (m) shall not exceed an amount equal to 15% of Consolidated Capitalization and (2) in the case of the Company, the aggregate principal amount of all Indebtedness and other monetary obligations of the Company and its Significant Subsidiaries then secured pursuant to this clause (m) shall not exceed an amount equal to 15% of the Company’s Consolidated Subsidiary Capitalization; and provided further that, notwithstanding the foregoing, neither Constituent Company will grant any Liens securing Indebtedness outstanding under a Principal Credit Agreement pursuant to this Section 10.3(m) unless and until all obligations of the Constituent Companies under this Agreement and, in the case of the Company, the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.
Section 10.4    Sale of Assets; Consolidation; Merger.
(a)    The Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, Dispose of all or substantially all of its properties and assets to any Person; provided that this provision shall not apply to any such Disposition by (1) any Significant Subsidiary (other than the Company) to a Constituent Company or to any other Subsidiary (which is or by reason of such transfer becomes a Significant Subsidiary) in which a Constituent Company owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary or (2) the Company to the Parent Guarantor.
(b)    The Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, consolidate with or merge into any other Person (other than a merger of a Significant Subsidiary (other than the Company) into, or a consolidation of a Significant Subsidiary (other than the Company) with, a Constituent Company or any other Subsidiary (which is or by reason of such transfer becomes a Significant Subsidiary) in which a Constituent Company owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary) or acquire all or substantially all the properties and assets of any Person unless:
(1)    in the case of a merger or consolidation involving the Parent Guarantor, the Parent Guarantor is the surviving corporation;
(2)    in the case of a merger or consolidation involving the Company and a Person other than the Parent Guarantor, the surviving corporation is either (i) the Company, (ii) MECO or (iii) another Subsidiary (which is or by reason of such transfer becomes a Significant Subsidiary) in which the Parent Guarantor owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary and, in the case of clauses (ii) and (iii) above, the Parent Guarantor shall have reaffirmed in writing its obligations under Section 13 and the conditions of Section 10.4(d) shall be satisfied;
(3)    after giving effect to any merger or consolidation or acquisition, the Constituent Companies are in pro forma compliance with Section 10.1;
(4)    no Default or Event of Default exists or results therefrom and is continuing; and
(5)    the holders of Notes shall have received prior to the consummation of any such merger, consolidation or acquisition, a certificate executed by a Senior Financial Officer of each Constituent Company as to each of the matters described in clauses (1) through (4) above.
(c)    Except as permitted by the provisions of clauses (a) and (b) of this Section 10.4, the Constituent Companies will not, and will not permit any of their Significant Subsidiaries to Dispose of any property, including the capital stock or similar Equity Interests of or other ownership interests in Subsidiaries owned by it, in one or more transactions, to any Person, other than (1) Dispositions in the ordinary course of business, (2) Dispositions by a Constituent Company or a Significant Subsidiary to a Constituent Company or to a Subsidiary (which is or by reason of such transfer becomes a Significant Subsidiary) in which a Constituent Company owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary, (3) Dispositions within 365 days of the acquisition or construction by a Constituent Company or a Significant Subsidiary of the assets so Disposed of, if a Constituent Company or a Significant Subsidiary shall concurrently with such Disposition lease back such assets as lessee, or (4) other Dispositions not otherwise permitted by this Section 10.4(c); provided that (i) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) the aggregate net book value of all property Disposed of pursuant to this Section 10.4(c)(4) during the period of 12 consecutive months ending on the date of such Disposition would not exceed (A) an amount equal to 15% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Parent Guarantor and (B) in the case of a Disposition by the Company or any of its Significant Subsidiaries, an amount equal to 15% of the Company’s Consolidated Subsidiary Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.
Notwithstanding the foregoing, the Constituent Companies may, or may permit any Significant Subsidiary to, make a Disposition of assets and such assets shall not be subject to, or included in, the foregoing limitation and computation contained in clause (4) of the preceding paragraph to the extent, and from the date, that the Net Cash Proceeds (if any) from such Disposition are, within 365 days of such Disposition, either (A) reinvested in (or used, directly or indirectly, to purchase or otherwise acquire)

productive assets by a Constituent Company or a Significant Subsidiary to be used in the business of such Constituent Company or such Significant Subsidiary or (B) applied, or offered to be applied, to the payment or prepayment of any outstanding Indebtedness of a Constituent Company or a Significant Subsidiary other than, in the case of a Constituent Company, outstanding Subordinated Debt (in connection with any offer to prepay, whether or not such offer is accepted by the applicable holder of such Indebtedness); provided that in the course of making such application or offer, the Company shall offer to prepay each outstanding Note of each series in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note.
(d)    The Parent Guarantor will not Dispose of any of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to vote in the election of directors of the Company or MECO; provided that this provision shall not prohibit the ability of either the Company or MECO (or both) to be merged into the Parent Guarantor or the Company or MECO to be merged into one another or into another Subsidiary (which is or by reason of such transfer becomes a Significant Subsidiary) in which a Constituent Company owns all of the voting capital stock or other equity or voting interests that are ordinarily entitled, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such Subsidiary (a “Surviving Subsidiary”); provided further that if the Company shall be merged into the Parent Guarantor, MECO or a Surviving Subsidiary, the Parent Guarantor, MECO or such Surviving Subsidiary, as applicable, shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Company under this Agreement and the Notes, the Parent Guarantor shall have confirmed in writing its guarantee of the Obligations so assumed (if the assumption is not by the Parent Guarantor) and the Parent Guarantor shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and provided further, that the limitation on Dispositions provided for in this Section 10.4(d) shall continue with respect to each Surviving Subsidiary.
Section 10.5    Limitation on Restrictive Agreements. The Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, enter into, incur, permit to exist, directly or indirectly, any agreement or arrangement that prohibits, restricts or imposes any condition upon the ability of any Significant Subsidiary to (a) make any Restricted Payments or to repay any Indebtedness owed to its parent Constituent Company, (b) make loans or advances to its parent Constituent Company or (c) transfer any of its property or assets to its parent Constituent Company, provided that the foregoing shall not apply to restrictions and conditions (1) imposed by law or regulation or by order of any regulatory agency, body or authority, including under agreements with regulatory agencies, bodies or authorities, (2) contained in or otherwise expressly permitted by this Agreement, (3) existing on the date of this Agreement and identified on Schedule 10.5, and amendments and modifications thereto, so long as such amendments and modifications do not materially expand the scope of any such restriction or condition, or (4) that are entered into, incurred or permitted to exist following the date hereof that are not materially more expansive in scope than the restrictions and conditions referred to in this Section 10.5.
Section 10.6    Transactions with Affiliates. Except as specifically permitted by this Agreement to be entered into with an Affiliate, the Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, sell, transfer, lease or otherwise Dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions at prices and on terms and conditions not materially less favorable to such Constituent Company or such Significant Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions requiring the payment of fees, expenses, indemnities or other payments pursuant to the inter-company management or service agreements in existence on the date of this Agreement and set forth on Schedule 10.6 or any amendment thereto or replacement thereof to the extent such an amendment or replacement is not adverse to the Purchasers or any other holder of the Notes in any material respect and/or (c) transactions between a Constituent Company and its Subsidiaries or between Subsidiaries.
Section 10.7    Line of Business. The Constituent Companies will not, and will not permit any of their Significant Subsidiaries to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Constituent Companies and the Significant Subsidiaries would be substantially changed from the general nature of the business of the Constituent Companies and the Significant Subsidiaries on the date of this Agreement as described in the Memorandum; provided, that this provision shall not be interpreted to prevent changes in the general nature of the business of a Constituent Company or any Significant Subsidiary that are similar to changes occurring generally or commonly in the industries in which they are currently operating.
Section 10.8    Terrorism Sanctions Regulations. The Constituent Companies will not, and will not permit any Controlled Entity to, (a) become, own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder to be in violation of any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
SECTION 11.    EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    default shall occur in the performance of or compliance with any term contained in Section 7.1(d), Section 10.1 through Section 10.5, inclusive, Section 10.7 or Section 10.8; or
(d)    default shall occur in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (1) a Constituent Company obtaining Knowledge of such default and (2) a Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of a Constituent Company in this Agreement or made in any writing by or on behalf of a Constituent Company or by any officer of a Constituent Company furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (1) a Constituent Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (2) a Constituent Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than (i) the passage of time, (ii) any notice of voluntary prepayment delivered by a Constituent Company or any Significant Subsidiary, and any voluntary prepayment pursuant thereto, so long as no default or event of default exists with respect to such Indebtedness, (iii) any Change in Control or Disposition of assets which triggers the obligation or right of the Company to offer to prepay Notes pursuant to Section 8.7 or 8.8, and any voluntary prepayment pursuant thereto, (iv) any voluntary sale of assets by a Constituent Company or any Significant Subsidiary as a result of which any Indebtedness secured by such assets is required to be prepaid or (v) the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests) (A) a Constituent Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 or (B) one or more Persons have the right to require the Constituent Company or any Subsidiary to purchase or repay such Indebtedness; or
(g)    a Constituent Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by a Constituent Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of a Constituent Company or any Significant Subsidiary, or any such petition shall be filed against a Constituent Company or any Significant Subsidiary, and such order shall not have been stayed or vacated and such petition shall not be dismissed, in either case, within 60 days; or
(i)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (excluding any amount that is covered by insurance where the relevant insurance company has been notified of the claim or judgment and has not expressly denied coverage in writing), including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Constituent Companies and the Significant Subsidiaries and which judgments or orders are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)    if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified a Constituent Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the adjusted funding target attainment percentage (as defined in Section 436(j)(2) of the Code) under any of the Plans shall be less than 60%, (4) a Constituent Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) a Constituent Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) a Constituent Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Constituent Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
(k)    the Parent Guarantor defaults in the performance or compliance with the Guaranty provided in Section 13 or the Guaranty provided in Section 13 shall for any reason cease to be, or be asserted in writing by the Parent Guarantor not to be, in full force and effect, and enforceable in accordance with its terms.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
SECTION 12.    REMEDIES ON DEFAULT, ETC.
Section 12.1    Acceleration.
(a)    If an Event of Default with respect to a Constituent Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate to the full extent permitted by applicable law) and (2) the applicable Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Constituent Companies under Section 16, the Constituent Companies will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection action under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 13.    GUARANTY.
Section 13.1    The Guaranty. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of the Notes (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Company under this Agreement and (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Parent Guarantor further agrees (to the extent permitted by applicable law)

that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.
Section 13.2    Waiver of Defenses. The Parent Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under this Agreement, the Notes or the Obligations. The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of the Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (d) the release of any security held by any holder of the Notes for the Obligations or any of them or (e) any change in the ownership of the Company.
Section 13.3    Guaranty of Payment. The Parent Guarantor further agrees that the guaranty herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of the Notes to any other Person or to any security held for payment of the Obligations.
Section 13.4    Guaranty Unconditional. The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of the Notes to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.
Section 13.5    Reinstatement. The Parent Guarantor further agrees that the guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, Make-Whole Amount, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any holder of the Notes upon the bankruptcy or reorganization of the Company or otherwise.
Section 13.6    Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of the Notes has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon demand by any holder of the

Notes, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).
Section 13.7    Stay of Acceleration. The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this guaranty.
Section 13.8    No Subrogation. Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of the Notes against the Company or any collateral security or guaranty or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.
Section 13.9    Marshalling. No holder of the Notes shall be under any obligation: (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.
Section 13.10    Consideration. The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this guaranty.
SECTION 14.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES;
COMPANY’S AGENT.
Section 14.1    Registration of Notes. The Company shall keep at its principal executive office, or cause to be kept at the office of either the Parent Guarantor or the Company’s Agent, a register for the registration of record ownership, and registration of transfers of record ownership, of all Notes. The name and address of each holder of Notes (which holder may be a nominee if so designated in writing by the beneficial owner of such Note or Notes), each transfer of any Note and the name and address of each transferee thereof shall be registered in such register. If any holder of one or more Notes is shown to be a nominee with respect to such Notes, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof, in which event, for purposes of Sections 7, 8.7, 8.8, 12, 18.2 and 19, and only for purposes of those Sections, “holder” shall mean the beneficial owner of the applicable Note whose name and address appears in such register and not such nominee. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof (except as provided in the previous sentence), and the Company (and the Company’s Agent) shall not be affected by any notice or Knowledge to the contrary. The Company (or the Company’s Agent) shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of the Notes.
Section 14.2    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(3)) or to the Company’s Agent (if such Agent is at the time designated), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, delivery and mailing address, e-mail address, facsimile number and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver or cause the Company’s Agent to deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series as the surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b) or Exhibit 1(c), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company or the Company’s Agent may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a new Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.
Section 14.3    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(3)), or upon receipt by the Company’s Agent (if such Agent is at the time designated) at the address and to the attention of the Person designated by the Company as set forth in the most recent written designation of such Agent provided to holders, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or that is a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver (or cause the Company’s Agent to deliver), in lieu thereof, a new Note of the same series in the remaining unpaid principal amount thereof, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.4    The Company’s Agent. The Company may from time to time appoint, and may at any time cancel the appointment of, either the Parent Guarantor or a bank, trust company or nationally recognized transfer agent to serve as its agent (the “Company’s Agent”) to perform on behalf of the Company its obligations under this Section 14 as well as certain other administrative obligations of the Company under this Agreement, including serving as paying agent and delivering any notices and documents required to be delivered by the Company. The Company has appointed U.S. Bank National Association as the initial Company’s Agent. In the event such appointment is cancelled or any other appointment shall be made, written notice shall be given of any such cancellation of appointment or appointment, which notice shall set forth the name, delivery and mailing address, e-mail address, facsimile number and other information for notices for the Company, the Parent Guarantor or any replacement of the Company’s Agent. During such time as a Person is appointed to serve as the Company’s Agent, every act, omission, undertaking, notice, document delivery or other communication by the Company’s Agent in such capacity shall be binding for all purposes on the Company as if such act, omission, notice, document delivery or other communication had been performed, omitted, given, delivered or communicated by the Company.
SECTION 15.    PAYMENTS ON NOTES.
Section 15.1    Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 15.2    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of such Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.
SECTION 16.    EXPENSES, ETC.
Section 16.1    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of a Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided, that such reimbursed costs and expenses shall not exceed $3,300 for any series of Notes. The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, owing to brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 16.2    Survival. The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
SECTION 17.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of a Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 18.    AMENDMENT AND WAIVER.
Section 18.1    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies and the Required Holders, except that:
(a)    no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 13, 18 or 21.
Section 18.2    Solicitation of Holders of Notes.
(a)    Solicitation. The Constituent Companies will provide each holder of a Note (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Constituent Companies will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of Notes that has transferred or has agreed to transfer its Notes to a

Constituent Company or any other Person and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 18.3    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Constituent Companies without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Constituent Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
Section 18.4    Notes Held by a Constituent Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 19.    NOTICES.
All notices, document deliveries and communications provided for hereunder shall be in writing and sent (a) by facsimile (so long as such facsimile produces a transmission receipt), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally or nationally recognized overnight delivery service (with charges prepaid) or (d) by e-mail. Any such notice must be sent:
(1)    if to any Purchaser or its nominee, to such Purchaser or nominee at its facsimile, delivery, mailing or e-mail address specified for such communications in Schedule A,
(2)    if to any other holder of any Note, to such holder at its facsimile, delivery, mailing or e-mail address as such other holder shall have specified to the Constituent Companies in writing,
(3)    if to the Parent Guarantor,
Hawaiian Electric Company, Inc.
Attention: Ms. Tayne S.Y. Sekimura
Senior Vice President and Chief Financial Officer
900 Richards Street (if by hand delivery or overnight courier)

Honolulu, Hawaii 96813
Telephone No.: (808) 543-7840
P.O. Box 2750 (if by mail)
Honolulu, Hawaii 96840-001
(808) 203-1176 (if by facsimile)
tayne.sekimura@heco.com and lorie.nagata@heco.com (if by e-mail), or
(4)    if to the Company,
Hawaii Electric Light Company, Inc.
Attention: Ms. Tayne S.Y. Sekimura
Financial Vice President
900 Richards Street (if by hand delivery or overnight courier)
Honolulu, Hawaii 96813
Telephone No.: (808) 543-7840
P.O. Box 2750 (if by mail)
Honolulu, Hawaii 96840-001
(808) 203-1176 (if by facsimile)
tayne.sekimura@heco.com and lorie.nagata@heco.com (if by e-mail), or
(5)    if to the Company’s Agent,

U.S. Bank National Association
Global Corporate Trust Services
Attention: Katherine Esber
Vice President
214 N. Tryon Street, 27th Floor (if by mail, hand delivery or overnight courier)
Charlotte, NC 28202
Telephone No.: (704) 335-4655
(704) 335-4676 (if by facsimile)
katherine.esber@usbank.com (if by e-mail)
A Constituent Company, the Company’s Agent, any Purchaser and any other holder of a Note may change its facsimile, delivery, mailing or e-mail address for all communications hereunder by (i) notice to the Purchasers and other holders of outstanding Notes, in the case of a change by a Constituent Company or the Company’s Agent, and (ii) by notice to the Constituent Companies, in the case of a change by a Purchaser or other holder of one or more outstanding Notes.

Notices, document deliveries and other communications given in accordance with this Section 19 will be deemed given on the date of receipt if sent in accordance with the most recent facsimile, hand delivery, mailing or e-mail instructions received from the recipient; provided that notices, document deliveries and other communications sent by facsimile or e-mail will be deemed received when sent unless the sender shall have received a transmission or delivery failure report in relation to such facsimile or e-mail message.
SECTION 20.    REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers, amendments and other modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit a Constituent Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 21.    CONFIDENTIAL INFORMATION.
For the purposes of this Section 21, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Constituent Company or such Subsidiary; provided, that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Constituent Company or any Subsidiary unless the direct or indirect source of such information is known by such Purchaser to be obligated to hold such information in confidence or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided, that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (5) any Person from which such Purchaser offers to purchase any Security of a Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process (and, subject to clause (iv) below, if not prohibited by applicable law or regulation, such Purchaser shall use commercially reasonable efforts to give notice thereof to the Constituent Companies prior to such disclosure), (iii) in connection with any litigation to which such Purchaser is a party (and, subject to clause (iv) below, if not prohibited by applicable law or regulation, such Purchaser shall use commercially reasonable efforts to give notice thereof to the Constituent Companies prior to such disclosure) or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. Each holder of a Note, by its acceptance of such Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying the provisions of this Section 21.
In the event that as a condition to receiving access to information relating to a Constituent Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 21, the terms of this Section 21 shall not be amended thereby and, as between such Purchaser and the Constituent Companies, this Section 21 shall supersede the terms of any such other confidentiality undertaking.
SECTION 22.    SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
SECTION 23.    MISCELLANEOUS.
Section 23.1    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 23.2    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 23.3    Accounting Terms; Change in GAAP.
(a)    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (1) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (2) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the covenants set out in this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor to measure any financial asset or liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments; Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Constituent Companies or the Required Holders shall so request, representatives of the holders of the Notes designated by the Required Holders at such time and the Constituent Companies shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (2) the Constituent Companies shall provide to the holders of the Notes that are Institutional Investors financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 23.4    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 23.5    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 23.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original, manually executed counterpart of such signature page.
Section 23.7    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.
Section 23.8    Jurisdiction and Process; Waiver of Jury Trial.
(a)    Each Constituent Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Constituent Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Constituent Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Constituent Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against a Constituent Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company, the Parent Guarantor and the Purchasers for the uses and purposes and on the terms hereinabove set forth.

Very truly yours,

HAWAII ELECTRIC LIGHT COMPANY, INC.

/s/ Tayne S.Y. Sekimura
Tayne S.Y. Sekimura
Financial Vice President

/s/ Lorie Ann Nagata
Lorie Ann Nagata
Treasurer

HAWAIIAN ELECTRIC COMPANY, INC.

/s/ Tayne S.Y. Sekimura
Tayne S.Y. Sekimura
Senior Vice President and Chief Financial Officer

/s/ Lorie Ann Nagata
Lorie Ann Nagata
Treasurer

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
ING LIFE INSURANCE AND ANNUITY COMPANY ING USA ANNUITY AND LIFE INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY SECURITY LIFE OF DENVER INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By: ING Investment Management LLC, as Agent
By: /s/ Paul Aronson Name: Paul Aronson Title: Senior Vice President

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact By /s/ Karl H. Spaeth, Jr. CFA Name: Karl H. Spaeth, Jr. CFA Title: Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW
    YORK

By: Delaware Investment Advisers, a series of
   Delaware Management Business Trust,
   Attorney-in-Fact

By: /s/ Karl H. Spaeth, Jr. CFA
  Name: Karl H. Spaeth, Jr. CFA
  Title: Vice President

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
PACIFIC LIFE INSURANCE COMPANY
By /s/ Matthew A. Levene Name: Matthew A. Levene Title: Assistant Vice President
By /s/ Cathy Schwartz Name: Cathy Schwartz Title: Assistant Secretary

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
PRINCIPAL LIFE INSURANCE COMPANY
By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory By /s/ Alan P. Kress Name: Alan P. Kress Title: Counsel
By /s/ Adrienne L. McFarland Name: Adrienne L. McFarland Title: Counsel

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
CoBank, ACB
By /s/ John Kemper Name: John Kemper Title: Vice President

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

This Agreement is hereby accepted and agreed to as of the date thereof.
PHL Variable Insurance Company
By /s/ Christopher M. Wilkos Name: Christopher M. Wilkos Title: Executive Vice President

Signature Page to Note Purchase and Guaranty Agreement
Hawaii Electric Light Company, Inc.

INFORMATION RELATING TO PURCHASERS

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	ING USA ANNUITY AND LIFE INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$0	$0	$4,100,000
(1)
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices related to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

Attn: Private Placements Fax: (770) 690-5342
(4)
Address for Delivery of Notes:

   The Bank of New York Mellon
   One Wall Street
   Window A - 3rd Floor
   New York, NY 10286

   with a copy to:

   ING Investment Management LLC
   5780 Powers Ferry Road NW, Suite 300
   Atlanta, GA 30327-4347
   Attn: Joyce Resnick
   Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon

(5)	Tax Identification Number: Provided to Company under separate cover Nominee Name: None

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	RELIASTAR LIFE INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$0	$0	$1,100,000
(1)

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices related to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

Attn: Private Placements Fax: (770) 690-5342
(4)
Address for Delivery of Notes:

   The Bank of New York Mellon
   One Wall Street
   Window A - 3rd Floor
   New York, NY 10286

   with a copy to:

   ING Investment Management LLC
   5780 Powers Ferry Road NW, Suite 300
   Atlanta, GA 30327-4347
   Attn: Joyce Resnick
   Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon

(5)	Tax Identification Number: Provided to Company under separate cover Nominee Name: None

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	ING LIFE INSURANCE AND ANNUITY COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$0	$0	$4,800,000
(1)

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices related to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342
(4)
Address for Delivery of Notes:

   The Bank of New York Mellon
   One Wall Street
   Window A - 3rd Floor
   New York, NY 10286

   with a copy to:

   ING Investment Management LLC
   5780 Powers Ferry Road NW, Suite 300
   Atlanta, GA 30327-4347
   Attn: Joyce Resnick
   Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon

(5)	Tax Identification Number: Provided to Company under separate cover Nominee Name: None

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	SECURITY LIFE OF DENVER INSURANCE COMPANY c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$0	$0	$1,700,000
(1)

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices related to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342
(4)
Address for Delivery of Notes:

   The Bank of New York Mellon
   One Wall Street
   Window A - 3rd Floor
   New York, NY 10286

   with a copy to:

   ING Investment Management LLC
   5780 Powers Ferry Road NW, Suite 300
   Atlanta, GA 30327-4347
   Attn: Joyce Resnick
   Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon

(5)	Tax Identification Number: Provided to Company under separate cover Nominee Name: None

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$0	$0	$300,000
(1)

All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices related to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342
(4)
Address for Delivery of Notes:

   The Bank of New York Mellon
   One Wall Street
   Window A - 3rd Floor
   New York, NY 10286

   with a copy to:

   ING Investment Management LLC
   5780 Powers Ferry Road NW, Suite 300
   Atlanta, GA 30327-4347
   Attn: Joyce Resnick
   Email: Joyce.Resnick@INGinvestment.com

Each cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon

(5)	Tax Identification Number: Provided to Company under separate cover Nominee Name: None

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$2,880,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:
The Bank of New York Mellon
P.O. Box 19266
Newark, New Jersey 07195
Attn: Private Placement P & I Dept
Reference: Acct Name/PPN/Cusip#

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications: Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654
(4)
Address for Delivery of Notes:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano (Telephone 212-635-6764)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference note amt, The Lincoln National Life Insurance Company Seg 11 and A/C #)

With a copy faxed to: Karen Costa – The Bank of New York Mellon (Fax#315-414-5017)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$2,640,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:
The Bank of New York Mellon
P.O. Box 19266
Newark, New Jersey 07195
Attn: Private Placement P & I Dept
Reference: Acct Name/PPN/Cusip#

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications: Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654
(4)
Address for Delivery of Notes:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano (Telephone 212-635-6764)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference note amt, The Lincoln National Life Insurance Company Seg 16 and A/C #)

With a copy faxed to: Karen Costa – The Bank of New York Mellon (Fax#315-414-5017)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$3,120,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:
The Bank of New York Mellon
P.O. Box 19266
Newark, New Jersey 07195
Attn: Private Placement P & I Dept
Reference: Acct Name/PPN/Cusip#

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications: Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654
(4)
Address for Delivery of Notes:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano (Telephone 212-635-6764)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference note amt, The Lincoln National Life Insurance Company Seg 65 and A/C #)

With a copy faxed to: Karen Costa – The Bank of New York Mellon (Fax#315-414-5017)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$720,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:
The Bank of New York Mellon
P.O. Box 19266
Newark, New Jersey 07195
Attn: Private Placement P & I Dept
Reference: Acct Name/PPN/Cusip#

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications: Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654
(4)
Address for Delivery of Notes:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano (Telephone 212-635-6764)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference note amt, The Lincoln National Life Insurance Company Seg J201 and A/C #)

With a copy faxed to: Karen Costa – The Bank of New York Mellon (Fax#315-414-5017)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$960,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:
The Bank of New York Mellon
P.O. Box 19266
Newark, New Jersey 07195
Attn: Private Placement P & I Dept
Reference: Acct Name/PPN/Cusip#

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications: Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements

Private Placement Fax: 215-255-1654
(4)
Address for Delivery of Notes:
The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Anthony Saviano (Telephone 212-635-6764)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference note amt, The Lincoln National Life Insurance Company Seg 46 and A/C #)

With a copy faxed to: Karen Costa – The Bank of New York Mellon (Fax#315-414-5017)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$720,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)

All notices of payments and written confirmations of such wire transfers:
The Northern Trust Company
801 South Canal Street
Income Collections C-4S
Attention: Viola Nash / Oscell Owens
Chicago, IL 60607
Fax: 312-630-8179
(REFERENCE: ACCT NAME AND PPN/CUSIP#)

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

(3)	All other Communications:

Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements Private Placement Fax: 215-255-1654
(4)

Address for Delivery of Notes:
The Northern Trust Company
Attn: Wanda Leshone Ross (T: 312-557-9507)
Trade Securities Processing, C1N
801 South Canal Street
Chicago, IL 60607
(in cover letter reference Lincoln Life & Annuity Company of New York - Seg 10, A/C# )

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103	$0	$0	$960,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)

All notices of payments and written confirmations of such wire transfers:
The Northern Trust Company
801 South Canal Street
Income Collections C-4S
Attention: Viola Nash / Oscell Owens
Chicago, IL 60607
Fax: 312-630-8179
(REFERENCE: ACCT NAME AND PPN/CUSIP#)

With a copy to:
Lincoln Financial Group
1300 South Clinton Street, 2H-17
Fort Wayne, IN 46802
Attn: K.Estep – Investment Accounting
Investment Accounting Fax: 260-455-2622

	All other Communications:

Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, PA 19103 Attn: Fixed Income Private Placements Private Placement Fax: 215-255-1654
(4)

Address for Delivery of Notes:
The Northern Trust Company
Attn: Wanda Leshone Ross (T: 312-557-9507)
Trade Securities Processing, C1N
801 South Canal Street
Chicago, IL 60607
(in cover letter reference Lincoln Life & Annuity Company of New York - Seg 11, A/C#)

And a copy to Andrea Fox (andrea.fox@lfg.com)

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive Newport Beach, CA 92660-6397	$0	$0	$5,000,000 $1,000,000
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)

All notices of payments and written confirmations of such wire transfers:
Mellon Trust
Attn: Pacific Life Accounting Team
One Mellon Bank Center, Room 0930
Pittsburgh, PA 15259

AND

Pacific Life Insurance Company
Attn: IM – Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
FAX: 949-718-5845

(3)	All other Communications: Pacific Life Insurance Company Attn: IM – Credit Analysis 700 Newport Center Drive Newport Beach, CA 92660-6397 FAX: 949-219-5406
(4)	Address for Delivery of Notes:

Mellon Securities Trust Company One Wall Street 3rd Floor Receive Window C New York, NY 10286 Contact Name & Phone: Robert Ferraro 212-635-1299 A/C Name: General Account A/C#
(5)	Name of Nominee in which Notes are to be issued: Mac & Co., as nominee for Pacific Life Insurance Company Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	PRINCIPAL LIFE INSURANCE COMPANY 711 High Street, G-26 Des Moines, IA 50392-0800	$3,000,000 $1,000,000	$7,000,000	$0
(1)

All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Provided to Company under separate cover

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)
All Notices to:

Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)
Address for Delivery of Notes:
Citibank NA
399 Park Avenue
Level B Vault
New York, NY 10022
Attn: Keith Whyte
212-559-1207
(cusip number [41975* AK1][41975* AL9])

** PLEASE MAKE SURE CUSIP NUMBER AND FFC: IS ON THE COVER PACKAGE OR CITIBANK WILL RETURN THE PACKAGE

With a pdf copy to:

Sally D. Sorensen [sorensen.sally.d@principal.com]

(4)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	PRINCIPAL LIFE INSURANCE COMPANY 711 High Street, G-26 Des Moines, IA 50392-0800	$0	$3,000,000	$0
(1)

All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Provided to Company under separate cover

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)
All Notices to:

Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)
Address for Delivery of Notes:
Citibank NA
399 Park Avenue
Level B Vault
New York, NY 10022
Attn: Keith Whyte
212-559-1207
(cusip number [41975* AK1][41975* AL9])

** PLEASE MAKE SURE CUSIP NUMBER AND FFC: IS ON THE COVER PACKAGE OR CITIBANK WILL RETURN THE PACKAGE

With a pdf copy to:

Sally D. Sorensen [sorensen.sally.d@principal.com]

(4)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	COBANK ACB 5500 South Quebec Greenwood Village, CO 80111	$10,000,000	$0	$0
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

   Provided to Company under separate cover

(2)
All notices of payments and written confirmations of such wire transfers:

Primary Operations and LC Contact
Name: Shelby Abeyta
Title: Synd/Partcp Svcg Specialist
Street Address: 5500 South Quebec St.
City, State and Zip: Greenwood Village, Co 80111
Telephone: 303-694-5937
Fax: 303-740-4021
Article I. E-mail:   agencybank@cobank.com
Article II. Secondary Operations and LC Contact
Name: Randall Rosendale
Title: Supervisor
Street Address: 5500 South Quebec St.
City, State and Zip: Greenwood Village, CO 80111
Telephone: 303-740-4062
Fax: 303-740-4021
E-mail: agencybank@cobank.com

(3)	Address for Compliance Matters and Financial Statements Name: Julie Calhoun Title: Sr Credit Analyst

Street Address: 5500 South Quebec St. City, State and Zip: Greenwood Village, Co 80111 Telephone: 303-793-2178 E-mail: JCalhoun@cobank.com
(4)
Address for all other communications:

Primary Contact:

Name: John Kemper
Title: Relationship Manager
Street Address: 5500 South Quebec St.
City, State and Zip: Greenwood Village, Co 80111
Telephone: 303-740-6576
Fax: 303-224-2615
E-mail: JKemper@cobank.com

Secondary Contact:

Name: Julie Calhoun
Title: Sr Credit Analyst
Street Address: 5500 South Quebec St.
City, State and Zip: Greenwood Village, Co 80111
Telephone: 303-793-2178
E-mail: JCalhoun@cobank.com

(5)	Address for Delivery of Notes: CoBank, ACB 5500 South Quebec Greenwood Village, CO 80111 ATTN: Sera Jang
(6)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

	Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased	Principal Amount of Series C Notes to be Purchased
	PHL VARIABLE INSURANCE COMPANY One American Row Hartford, CT 06102	$0	$2,000,000	$0
(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover

(2)
All notices and communications, including notices with respect to payments should be addressed to:
      Phoenix Life Insurance Company
      One American Row
      Private Placement Department H-2W
      Hartford, CT 06102

Email Notices: nelson.correa@phoenixwm.com AND pam.moody@phoenixwm.com
                         With a copy to: brad.buck@phoenixwm.com

(3)	All legal notices should be addressed to: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck
(4)	Address for Delivery of Notes: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: Provided to Company under separate cover

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Accredited Investor” shall mean a Person who qualifies as an “accredited investor,” as defined under subsections (1), (2), (3) or (7) of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, acting for its own account (and not for the account of others) or acting as a fiduciary or agent for others each of whom is an Accredited Investor.
“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to a Constituent Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting capital stock or other equity or voting interests of such Constituent Company or any Subsidiary that is ordinarily entitled, in the absence of contingencies, to vote in the election of directors (or Person performing similar functions) of such Constituent Company or such Subsidiary or any Person of which a Constituent Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting capital stock or other equity or voting interests. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of a Constituent Company.
“Agreement” shall mean this Agreement, including all Schedules and Exhibits attached to this Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Bank Credit Agreement” shall mean that certain Credit Agreement, dated as of May 7, 2010, by and among the Parent Guarantor, the lenders from time to time party thereto, Bank of Hawaii, U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents, Bank of America, N.A. and Union Bank, N.A., as co‑documentation agents, JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, and J.P. Morgan Securities Inc., as sole lead arranger and sole book runner, as the same may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time.
“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA (other than a Plan or Multiemployer Plan), and in respect of which the Parent Guarantor, any Subsidiary or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.
“Blocked Person” is defined in Section 5.16(a).

SCHEDULE B
(to Note Purchase and Guaranty Agreement)

“Business Day” shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Honolulu, Hawaii or New York, New York are required or authorized to be closed.
“Called Principal” is defined in Section 8.6.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Parent Guarantor shall constitute a Capital Lease Obligation.
“Change in Control” is defined in Section 8.7(f).
“Change in Control Proposed Prepayment Date” is defined in Section 8.7(b).
“CISADA” shall mean the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, 22 U.S.C. 8501, as amended from time to time.
“Closing” is defined in Section 3.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or as replaced by a successor federal tax statute (and any amendments thereto), and the rules and regulations promulgated thereunder from time to time.
“Company” shall mean Hawaii Electric Light Company, Inc., a Hawaii corporation or any successor of such entity that becomes such in the manner prescribed in Section 10.4.
“Company’s Agent” is defined in Section 14.4.
“Confidential Information” is defined in Section 21.
“Consolidated Capitalization” shall mean, at any date of determination with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Funded Debt, (b) preferred stock of the Parent Guarantor and its Subsidiaries and (c) Consolidated Common Stock Equity. The Parent Guarantor’s Consolidated Capitalization as of December 31, 2012 is annexed hereto as Schedule C (Consolidated Capitalization); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Consolidated Capitalization on or for any subsequent date of determination.

“Consolidated Capitalization Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Common Stock Equity at such time to (b) Consolidated Capitalization at such time.
“Consolidated Common Stock Equity” shall mean, at any date of determination, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) common stock, (b) premium and/or expenses on common stock and preferred stock, (c) additional paid-in capital, and (d) retained earnings, excluding Accumulated Other Comprehensive Income or Loss (AOCI) as defined by GAAP, as such definitions now exist and as they may hereafter be amended but subject to Section 23.3, except with respect to matters affecting AOCI, and excluding adjustments made directly to stockholders’ equity as a result of any future issued accounting standards, adopted by the Parent Guarantor, that will require adjustments directly to stockholders’ equity.
“Consolidated Funded Debt” shall mean, at any date of determination with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) net long-term debt, defined as the portion of outstanding debt for borrowed money (including under the notes the Parent Guarantor or its Subsidiaries have issued in borrowing proceeds of special purpose revenue bonds), bonds, debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements or note agreements of the Parent Guarantor or its Subsidiaries and any outstanding Notes), net of cash collateral or other funds on deposit with trustees and unamortized discounts in respect of such debt for borrowed money, bonds, debentures and similar debt obligations, that is due one year or more from the date of the relevant balance sheet on which such debt is included, (b) net long-term debt (as so defined) due within one year, defined as the portion of outstanding debt for borrowed money (including under the notes the Parent Guarantor or its Subsidiaries have issued in borrowing proceeds of special purpose revenue bonds), bonds and debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements or note agreements of the Parent Guarantor or its Subsidiaries and any outstanding Notes) that is due within one year from the date of the relevant balance sheet on which such long-term debt is included and (c) short-term borrowings, including Purchase Money Indebtedness, as included on and defined in the relevant balance sheet; provided, however, no Indebtedness of independent power producers, or other power producers which are not Affiliates of the Parent Guarantor, included on a balance sheet of the Parent Guarantor by reason of the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810 (formerly referred to as FASB Interpretation No. 46 (revised December 2003)) shall constitute Consolidated Funded Debt. A schedule of Consolidated Funded Debt as of December 31, 2012 is annexed hereto as Schedule D (Consolidated Funded Debt); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Consolidated Funded Debt on or for any subsequent date of determination.
“Consolidated Subsidiary Capitalization” shall mean, at any date of determination with respect to the Company or any other Subsidiary of the Parent Guarantor on a consolidated basis, the sum of (a) Consolidated Subsidiary Funded Debt, (b) preferred stock of such Subsidiary and (c) Consolidated Subsidiary Common Stock Equity.

“Consolidated Subsidiary Common Stock Equity” shall mean, at any date of determination with respect to the Company or any other Subsidiary of the Parent Guarantor on a consolidated basis, the sum of (a) common stock, (b) premium and/or expenses on common stock and preferred stock, (c) additional paid-in capital, and (d) retained earnings, excluding Accumulated Other Comprehensive Income or Loss (AOCI) as defined by GAAP, as such definitions now exist and as they may hereafter be amended but subject to Section 23.3 except with respect to matters affecting AOCI, and excluding adjustments made directly to stockholders’ equity as a result of any future issued accounting standards, adopted by the Parent Guarantor, that will require adjustments directly to stockholders’ equity.
“Consolidated Subsidiary Funded Debt” shall mean, at any date of determination, with respect to the Company or any other Subsidiary of the Parent Guarantor on a consolidated basis, the sum of (a) net long-term debt, defined as the portion of outstanding bonds, debentures and similar debt obligations (including Capital Lease Obligations and Purchase Money Indebtedness), net of funds on deposit with trustees and unamortized discounts in respect of such bonds, debentures and obligations, that is due one year or more from the date of the relevant balance sheet on which such debt is included, (b) net long-term debt (as so defined) due within one year, defined as the portion of outstanding bonds and debentures and similar debt obligations (including Capital Lease Obligations and Purchase Money Indebtedness) that is due within one year from the date of the relevant balance sheet on which such long-term debt is included and (c) short-term borrowings, including Purchase Money Indebtedness, as included on and defined in the relevant balance sheet; provided, however, no Indebtedness of independent power producers, or other power producers which are not Affiliates, included on a balance sheet of the Parent Guarantor by reason of the application of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 810 (formerly referred to as FASB Interpretation No. 46 (revised December 2003)), shall constitute Consolidated Subsidiary Funded Debt. A schedule of Consolidated Subsidiary Funded Debt as of December 31, 2012 is annexed hereto as Schedule E (Consolidated Subsidiary Funded Debt); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Consolidated Subsidiary Funded Debt on or for any subsequent date of determination.
“Consolidated Subsidiary Funded Debt to Capitalization Ratio” shall mean, at any date of determination with respect to the Company or any other Significant Subsidiary, the ratio of (a) the Company's or such other Significant Subsidiary’s Consolidated Subsidiary Funded Debt to (b) its Consolidated Subsidiary Capitalization.
“Consolidated Subsidiary Total Assets” shall mean, at any date of determination, with respect to the Company or any other Subsidiary of the Parent Guarantor, the total assets, on a consolidated basis, of the Company and its Subsidiaries or such other Subsidiary and its Subsidiaries, determined in accordance with GAAP.
“Consolidated Total Assets” shall mean, at any date of determination, with respect to the Parent Guarantor and its Subsidiaries, the total assets, on a consolidated basis, of the Parent Guarantor and its Subsidiaries, determined in accordance with GAAP.
“Constituent Company” is defined in the first paragraph of this Agreement.

“Controlled Entity” shall mean any of the Subsidiaries of a Constituent Company and any of their or such Constituent Company’s respective Controlled Affiliates. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.
“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” shall mean, with respect to the Notes of any series, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Discounted Value” is defined in Section 8.6.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“Equity Interests” shall mean (a) shares of capital stock and any other equity security that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing company and (b) all warrants, options or other rights to acquire any Equity Interest described in clause (a) of this definition.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived or was previously waived under applicable law in effect as of December 31, 2012); (b) the failure with respect to any Plan to pay the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA) and the continuance of such failure for more than 10 Business Days after a Responsible Officer of a Constituent Company becomes aware of such failure, whether or not waived; (c) the incurrence by the Parent Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Plan in a distress termination described in of Section 4041(c) of ERISA; (e) the institution by the PBGC of proceedings to terminate any Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of liability on the Parent Guarantor, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or Section 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Parent Guarantor, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or Section 4042 of ERISA; (h) the assertion of a claim (other than routine claims for benefits) against any Plan (or any other Benefit Plan) or the assets thereof, or against the Parent Guarantor, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Benefit Plan that is not covered by ERISA fiduciary insurance (where the relevant insurance company has been notified of the claim and has not expressly denied coverage in writing); (i) receipt from the Internal Revenue Service of notice of the failure of any Plan (or any Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code which is not eligible to be corrected pursuant to Employee Plans Compliance Resolution System or subsequent Internal Revenue Service correction program; or (j) the imposition of a Lien pursuant to the Code or ERISA with respect to any Plan.
“Event of Default” is defined in Section 11.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fitch” shall mean Fitch Ratings, Ltd.
“Form 8-K” is defined in Section 7.1(g).
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America; provided, however, that if the SEC shall require at such future time the replacement of GAAP with another system of accounting principles, GAAP as used herein shall be deemed to refer to such SEC required or approved accounting principles (however named).
“Governmental Authority” shall mean
(a)    the government of

(1)    the United States of America or any State or other political subdivision thereof, or
(2)    any other jurisdiction in which a Constituent Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of a Constituent Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including the Hawaii Public Utilities Commission, the SEC and the Federal Energy Regulatory Commission.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantee” or “Guaranty” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:
(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof;
(b)    to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;
(c)    to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or
(d)    as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;
provided that the term “Guarantee” or “Guaranty” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Guarantor in good faith. The term “Guaranteed” has a meaning correlative thereto.
“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“HEI” shall mean Hawaiian Electric Industries, Inc., a Hawaii corporation.
“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company, the Parent Guarantor or the Company’s Agent pursuant to Section 14.1, provided, however, that if the Company (or the Parent Guarantor or the Company’s Agent, as applicable) is advised in writing that such Person is only a nominee and the beneficial owner of the Note is another specified Person, then for the limited purposes set forth in Section 14.1, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” of any Person shall mean, without duplication:
(a)    all obligations of such Person for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock,
(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)    all obligations of such Person upon which interest charges are customarily paid;
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;
(e)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);
(f)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
(g)    all Guarantees by such Person of Indebtedness of others;
(h)    all Capital Lease Obligations of such Person;
(i)    all obligations, contingent or otherwise, of such Person as an account party in respect of issued and outstanding letters of credit and letters of guaranty; and

(j)    all obligations, contingent or otherwise, of such Person in respect of issued and outstanding bankers’ acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“INHAM Exemption” is defined in Section 6.3(e).
“Institutional Investor” shall mean (a) any Purchaser of a Note (or, if the Purchaser is a nominee, the beneficial owner of the Note), (b) any holder of a Note holding (together with one or more of its Affiliates) more than $5,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.
“International Emergency Economic Powers Act” shall mean the International Emergency Economic Powers Act, 50 U.S.C. 1701, as amended from time to time.
“Investment Grade Rating” shall mean a rating equal to or higher than “BBB-” by Fitch or S&P and “Baa3” or higher by Moody’s.
“Knowledge” when modifying a representation, warranty or other statement of any Person, shall mean that the fact or situation described therein is known by such Person (or, (a) in the case of a Constituent Company, known by any Responsible Officer of such Constituent Company, or, (b) in the case of any other Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, (a) in the case of a Constituent Company, would have been known by any Responsible Officer of such Constituent Company, or (b) in the case of any other Person other than a natural Person, would have been known by any officer of such Person).
“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries, taken as a whole, (b) the ability of a Constituent Company to perform its obligations under this Agreement and, in the case of the Company, the Notes or (c) the validity or enforceability of this Agreement or the Notes.
"Maturity Date" shall mean in respect of each Note as defined in the first paragraph of such Note.
“MECO” shall mean Maui Electric Company, Limited, a Hawaii corporation.
“Memorandum” is defined in Section 5.3.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.3(a).
“Net Cash Proceeds” from a Disposition shall mean the aggregate cash proceeds received by a Constituent Company or any Significant Subsidiary, as the case may be, in respect of such Disposition, net of the costs, fees and expenses relating to such Disposition including, without limitation, legal, accounting and investment banking fees, sales commissions, any pension or post-employment benefit liabilities or obligations and taxes paid or payable as a result of such Disposition (after taking into account any available tax credits or deductions).
“Notes” is defined in Section 1.
“Obligations” is defined in Section 13.1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company or the Parent Guarantor, as the context requires, whose responsibilities extend to the subject matter of such certificate.
“Parent Guarantor” shall mean Hawaiian Electric Company, Inc., a Hawaii corporation or any successor of such entity that becomes such in the manner prescribed in Section 10.4.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Liens” is defined in Section 10.3.
“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Guarantor, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Principal Credit Agreement” shall mean (a) in the case of the Parent Guarantor, (1) the Bank Credit Agreement and each successor loan or credit agreement constituting the Parent Guarantor’s primary bank credit facility, with the same or different group of lenders and agents, so long as any such agreement is in effect and as it may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time, (2) the Note Purchase Agreement dated as of April 19, 2012 by and among the Parent Guarantor and the purchasers listed on Schedule A thereto as it may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time and (3) the Note Purchase Agreement dated as of September 13, 2012 by and among the Parent Guarantor and the purchasers listed on Schedule A thereto as it may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time, and (b) in the case of the Company, (1) the primary bank credit facility or similar agreement pursuant to which debt for borrowed money shall be, or is permitted to be, incurred so long as such agreement is in effect and as it may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time and (2) the Note Purchase Agreement dated as of April 19, 2012 by and among the Parent Guarantor, the Company and the purchasers listed on Schedule A thereto as it may be amended, supplemented, restated, refinanced, replaced or otherwise modified from time to time.
“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.3(a).
“Purchase Money Indebtedness” shall mean Indebtedness of a Constituent Company or any Subsidiary that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset; provided that (a) such Constituent Company or such Subsidiary did not at any time prior to such purchase have any interest in such asset other than an option to purchase, a security interest, or an interest as lessee under an operating lease and (b) such Indebtedness is incurred at the time of, or within 90 days after, such purchase.
“Purchaser” or “Purchasers” shall mean each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2); provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.3(d).
“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Ratable Portion” for any Note shall mean an amount equal to the product of (a) the Net Cash Proceeds received by a Constituent Company or a Significant Subsidiary from a Disposition being applied, or offered to be applied, to the payment or prepayment of Indebtedness pursuant to clause (4) of the second paragraph of Section 10.4(c) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Indebtedness of the Constituent Companies and the Significant Subsidiaries other than Subordinated Debt.
“Ratings Agency” shall mean Fitch, Moody’s and S&P and, in each case, any successors thereto.
“Ratings Period” is defined in Section 8.7(f).
“Reinvestment Yield” is defined in Section 8.6.
“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.
“Remaining Average Life” is defined in Section 8.6.
“Remaining Scheduled Payments” is defined in Section 8.6.
“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by a Constituent Company or any of its Affiliates).
“Responsible Officer” shall mean a Senior Financial Officer and any other officer of the Company or the Parent Guarantor, as the context requires, with responsibility for the administration of the relevant portion of this Agreement (which, in the case of Sections 5.8, 5.16 and 5.18, shall include the chief legal officer of the Company).
“Restricted Payment” shall mean, with respect to any Person, (a) any dividend or other distribution (whether in cash, Securities or other property) by such entity with respect to any Equity Interests of such Person, (b) any payment (whether cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, and (c) any payment of principal, interest or premium or any purchase, redemption, retirement, acquisition or defeasance with respect to any subordinated debt of such Person.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
“Sale of Assets Prepayment Date” is defined in Section 8.8(a).
“Sale of Assets Prepayment Event” is defined in Section 8.8(a).
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company or the Parent Guarantor, as the context requires.
“Series A Notes” is defined in Section 1 and shall include all such Notes as amended, restated or otherwise modified from time to time pursuant to Section 18.
“Series B Notes” is defined in Section 1 and shall include all such Notes as amended, restated or otherwise modified from time to time pursuant to Section 18.
“Series C Notes” is defined in Section 1 and shall include all such Notes as amended, restated or otherwise modified from time to time pursuant to Section 18.
“Settlement Date” is defined in Section 8.6.
“Significant Subsidiary” shall mean (a) in the case of a Constituent Company, each Subsidiary of such Constituent Company having 15% or more of the total assets, or 15% or more of the total operating income, of the Parent Guarantor and its Subsidiaries on a consolidated basis, in either case as the consolidated total assets and consolidated total operating income of the Parent Guarantor and its Subsidiaries are reflected in the most recent annual or quarterly consolidated financial statements of the Parent Guarantor delivered pursuant to Section 7.1 and (b) in the case of the Parent Guarantor shall always include the Company and MECO.
“Source” is defined in Section 6.3.
“Subordinated Debt” shall mean all unsecured Indebtedness of a Constituent Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of such Constituent Company (including, without limitation, the obligations of such Constituent Company under this Agreement and, in the case of the Company, the Notes).
“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of a Constituent Company.
“Substitute Purchaser” is defined in Section 22.
“Sudan Accountability and Divestment Act” shall mean the Sudan Accountability and Divestment Act of 2007, 50 U.S.C. 1701, as amended from time to time.
“SVO” shall mean shall mean the Securities Valuation Office of the NAIC or any successor to such Office.
“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of 1917, 12 U.S.C. 95a, as amended from time to time.
“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).

HAWAIIAN ELECTRIC COMPANY, INC.
CONSOLIDATED CAPITALIZATION, CONSOLIDATED FUNDED DEBT AND
CONSOLIDATED SUBSIDIARY FUNDED DEBT ILLUSTRATIONS (HELCO AND MECO, INDIVIDUALLY)

AS OF DECEMBER 31, 2012

($thousands)	HECO	HELCO	MECO	RHI	UBC	Eliminations	CONSOLIDATED
ST borrowings from non-affiliates	-	-	-	-	-		-
ST borrow between HECO, HELCO, MECO, RHI, UBC	18,050	-	9,400	-	-	(27,450)	-
ST borrowings from HEI	-	-	-	-	-		-
Capital lease obligations, including current portion	-	-	-	-	-		-
Purchase money indebtedness	-	-	-	-	-		-
Borrowings under Syndicated Credit Agreement	-	-	-	-	-		-
Revenue bonds, including current portion	382,000	160,325	97,000	-	-		639,325
Less funds on deposit with trustees	-	-	-	-	-		-
Less unamortized discount		(75)		-	-		(75)
Other long-term debt – taxable unsecured senior notes Other long-term debt – unsecured (QUIDS), including current portion	367,000 31,546	31,000 10,000	59,000 10,000	- -	- -	-	457,000 51,546
Funded debt	798,596	201,250	175,400	-	-	(27,450)	1,147,796	(2)
		(3)	(3)
Cumulative preferred stock - not subject to mandatory redemption	22,293	7,000	5,000	-	-	-	34,293

Common stock	97,788	24,133	16,025	781	585	(41,524)	97,788
Premium and/or expense on common & preferred stock	468,045	102,857	81,745	-	-	(184,602)	468,045
Retained earnings	907,273	141,998	131,091	(701)	(561)	(271,827)	907,273
Common stock equity (a)	1,473,106	268,988	228,861	80	24	(497,953)	1,473,106
Capitalization (a)	2,293,995	477,238	409,261	80	24	(525,403)	2,655,195	(1)

Notes:

(1)	Consolidated Capitalization

(2)	Consolidated Funded Debt

(3)	Consolidated Subsidiary Funded Debt, individually

(a)	Excludes AOCI Income or Loss

SCHEDULE C, D, E
(to Note Purchase and Guaranty Agreement)

DISCLOSURE MATERIALS

•	HECO’s Annual report on Form 10-K for the fiscal year ended December 31, 2012

•	HECO’s Quarterly reports on Form 10-Q for quarters ended March 31, 2013 and June 30, 2013

•
HECO’s Current reports on Form 8-K filed January 29, 2013 (report dated January 28, 2013), February 15, 2013, March 20, 2013, May 8, 2013, May 14, 2013, June 4, 2013, June 14, 2013, July 5, 2013 and August 8, 2013

SCHEDULE 5.3
(to Note Purchase and Guaranty Agreement)

SUBSIDIARIES OF PARENT GUARANTOR AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Jurisdiction	Owner	Shares Owned (% of outstanding Common Stock)
Maui Electric Company, Limited*	Hawaii	Hawaiian Electric Company, Inc.	100%
Hawaii Electric Light Company, Inc.*	Hawaii	Hawaiian Electric Company, Inc.	100%
Renewable Hawaii, Inc.	Hawaii	Hawaiian Electric Company, Inc.	100%
Uluwehiokama Biofuels Corp.	Hawaii	Hawaiian Electric Company, Inc.	100%
HECO Capital Trust III	Delaware	Hawaiian Electric Company, Inc.	100%**

Note: HELCO and MECO each have issued preferred stock, none of which is owned by HECO or any of its Subsidiaries

* Denotes Significant Subsidiaries

** Trust Common Securities Ownership. Trust Preferred Securities are publicly traded and none are owned by HECO or any of its Subsidiaries.

SCHEDULE 5.4
(to Note Purchase and Guaranty Agreement)

(to Note Purchase and Guaranty Agreement)

PARENT GUARANTOR’S AFFILIATES

Affiliate
Hawaiian Electric Industries, Inc.
American Savings Holdings, Inc.
American Savings Bank, F.S.B.
HEI Properties, Inc.
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
The Old Oahu Tug Service, Inc.

S-5.4-2

THE COMPANY’S AND PARENT GUARANTOR’S DIRECTORS AND SENIOR OFFICERS

COMPANY

Name	Position
Richard M. Rosenblum	Chairman of the Board
Constance H. Lau	Director
Jay M. Ignacio	Director, President
Tayne S. Y. Sekimura	Director, Financial Vice President
Lorie Ann Nagata	Treasurer
Molly M. Egged	Secretary

PARENT GUARANTOR

Name	Position
Constance H. Lau	Chairman of the Board
Don E. Carroll	Director
Thomas B. Fargo	Director
Peggy Y. Fowler	Director
Timothy E. Johns	Director

S-5.4-3

Micah A. Kane	Director
Bert A. Kobayashi, Jr.	Director
Richard M. Rosenblum	Director, President & CEO
Kelvin H. Taketa	Director
Jimmy D. Alberts	Senior VP, Customer Service
Dan V. Giovanni Stephen M. McMenamin	Senior VP, Operations Senior VP & Chief Information Officer
Tayne S. Y. Sekimura	Senior VP & Chief Financial Officer
Patricia U. Wong	Senior VP, Corporate Services
Lorie Ann Nagata	Treasurer
Cathlynn L. Yoshida	Controller
Molly M. Egged	Secretary

S-5.4-4

FINANCIAL STATEMENTS

•	Consolidated Financial Statements for the fiscal year ended December 31, 2012

•	Consolidated Financial Statements for the fiscal year ended December 31, 2011

•	Consolidated Financial Statements for the fiscal year ended December 31, 2010

•	Consolidated Financial Statements for the quarter ended June 30, 2013

•	Consolidated Financial Statements for the quarter ended March 31, 2013

SCHEDULE 5.5
(to Note Purchase and Guaranty Agreement)

GOVERNMENTAL AUTHORIZATIONS

Approvals of the issuance of the notes are required to be obtained from the Public Utilities Commission of the State of Hawaii and have been obtained in the following eight Decisions and Orders:

•	Hawaii Public Utilities Commission Decision and Order dated November 1, 2011 and Order No. 30268 dated March 19, 2012 in Docket No. 2011-0068 for the Issuance of Unsecured Obligations and Guarantees

•
Hawaii Public Utilities Commission Decision and Order No. 30056 dated December 22, 2011 and Order No. 30269 dated March 19, 2012 in Docket No. 2011-0127 to Refinance Outstanding Series of Revenue Bonds through the Issuance of Unsecured Obligations and/or Refunding Special Purpose Revenue Bonds and Related Notes and Guarantees, and Authorization to Enter into Related Agreements

•
Hawaii Public Utilities Commission Decision and Order No. 31336 dated June 28, 2013 and Order No. 31369 dated July 24, 2013 in Docket No. 2013-0030 for Issuance of Unsecured Obligations, Guarantees and Authorization to Enter into Related Agreements

•
Hawaii Public Utilities Commission Decision and Order No. 31337 dated June 28, 2013 and Order No. 31368 dated July 24, 2013 in Docket No. 2013-0018 to Refinance during 2013 three Outstanding Series of Revenue Bonds through the Issuance of Unsecured Obligations and Related Notes and Guarantees, and Authorization to Enter into Related Agreements

SCHEDULE 5.7
(to Note Purchase and Guaranty Agreement)

EXISTING INDEBTEDNESS

HAWAIIAN ELECTRIC COMPANY, INC. AND SUBSIDIARIES
AS OF JUNE 30, 2013

	(in thousands)
	Short-term debt - unsecured
	Commercial Paper (net of discount)	$53,992

$175 Million Syndicated Credit Facility under Credit Agreement dated May 7, 2010, amended to expire on December 5, 2016. The Credit Agreement requires maintenance of a capitalization ratio by Company and restricts guarantees of subsidiary debt, and incurrence of debt by subsidiaries, if a specified ratio will be exceeded.
		$ 0

	Long-term debt

Unsecured notes payable to Department of Budget and Finance of the State of Hawaii and assigned by the Department to the indenture trustee for the payment of amounts owing to the holders of special purpose revenue bonds and refunding special purpose revenue bonds (subsidiary obligations unconditionally guaranteed by HECO):

	HECO, 6.50%, series 2009, due 2039	$90,000
	HELCO, 6.50%, series 2009, due 2039	60,000
	HECO, 4.65%, series 2007A, due 2037	100,000
	HELCO, 4.65%, series 2007A, due 2037	20,000
	MECO, 4.65%, series 2007A, due 2037	20,000
*	HECO, 5.65%, series 1997A, due 2027	50,000
*	HELCO, 5.65%, series 1997A, due 2027	30,000
*	MECO, 5.65%, series 1997A, due 2027	20,000
	HECO, 4.60%, refunding series 2007B, due 2026	62,000
	HELCO, 4.60%, refunding series 2007B, due 2026	8,000
	MECO, 4.60%, refunding series 2007B, due 2026	55,000
	HECO, 4.80%, refunding series 2005A, due 2025	40,000
	HELCO, 4.80%, refunding series 2005A, due 2025	5,000
	MECO, 4.80%, refunding series 2005A, due 2025	2,000
*	HECO, 5.00%, refunding series 2003B, due 2022	40,000
*	HELCO, 5.00%, refunding series 2003B, due 2022	12,000
*	HELCO, 4.75%, refunding series 2003A, due 2020	14,000
	HELCO, 5.50%, refunding series 1999A, due 2014	11,400
	Total obligations to the State of Hawaii	639,400

SCHEDULE 5.15
(to Note Purchase and Guaranty Agreement)

Other long-term debt – unsecured:

        HECO, 5.39%, series 2012E, unsecured senior note, due 2042
6.50%, series 2004, junior subordinated deferrable interest debentures, due 2034
HECO, 4.53%, series 2012F, unsecured senior note, due 2032
HECO, 4.72%, series 2012D, unsecured senior note, due 2029
HECO, 4.55%, series 2012C, unsecured senior note, due 2023
HELCO, 4.55%, series 2012B, unsecured senior note, due 2023
MECO, 4.55%, series 2012C, unsecured senior note, due 2023
HECO, 4.03%, series 2012B, unsecured senior note, due 2020
MECO, 4.03%, series 2012B, unsecured senior note, due 2020
HECO, 3.79%, series 2012A, unsecured senior note, due 2018
HELCO, 3.79%, series 2012A, unsecured senior note, due 2018
MECO, 3.79%, series 2012A, unsecured senior note, due 2018
150,000 51,546 40,000 35,000 50,000 20,000 30,000 62,000 20,000 30,000 11,000 9,000
Total long-term debt	1,147,946

Customer Deposits
Deposits are used to secure customers' accounts
HECO	$13,614
HELCO	3,853
MECO	4,409
Total customer deposits	21,876

* set to be refinanced/redeemed with the proceeds of the sale of Notes issued under (1) this Note Purchase Agreement, (2) the separate Note Purchase and Guaranty Agreements of HELCO and MECO, and/or (3) from available funds. Conditional notices of redemption have been given with respect to all three series of the bonds to be redeemed.

S-5.15-2

STATUS UNDER CERTAIN STATUTES

Federal Power Act
Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited are not generally subject to regulation by the Federal Energy Regulatory Commission (FERC) under the Federal Power Act, except that they are subject to the provisions of Section 210 under which FERC may order the utility to interconnect with qualifying cogenerators and small power producers and to wheel power to other electric utilities.

Public Utility Holding Company Act of 2005
Hawaiian Electric Company, Inc. is a holding company within the meaning of the Public Utility Holding Company Act of 2005 and would be subject to the record retention, accounting and reporting requirements of that Act except that it obtained a waiver from those requirements shortly after the Act was adopted.

SCHEDULE 5.17
(to Note Purchase and Guaranty Agreement)

EXISTING LIENS

Debtor	Secured Party	Jurisdiction	UCC File Number	UCC File Date	Collateral Description*
Hawaiian Electric Company, Inc.	Hitachi Credit America Corp (as assignee of Hannon Armstrong Hawaii Funding Corp.)	Hawaii	2001-180919	11/19/2001	All money due and coming due under a 2001 task order with a U.S. Navy agency for an energy efficiency project—remaining balance $1.1 million
Hawaiian Electric Company, Inc.	J.P. Morgan Leasing, Inc. (assignment) PHNSY – ECPs 1 & 3)	Hawaii	2004-085035	04/29/2004	Assignment or partial assignment from Hitachi of foregoing financing arrangement
Hawaiian Electric Company, Inc.	Hitachi Credit America Corp.	Hawaii	2006-185362	10/10/2006	Continuation Statement of 2001-180919 continued for additional period provided by applicable law
Hawaiian Electric Company, Inc.	J.P. Morgan Leasing Inc.	Hawaii	2006-192912	10/23/2006	Continuation Statement of 2001-180919 continued for additional period provided by applicable law
Hawaiian Electric Company, Inc.	J.P. Morgan Leasing Inc.	Hawaii	2011-138648	08/30/2011	Continuation Statement of 2001-180919 continued for additional period provided by applicable law
Hawaiian Electric Company, Inc.	Hitachi Credit America Corp.	Hawaii	2011-194210	11/18/2011	Continuation Statement of 2001-180919 continued for additional period provided by applicable law

SCHEDULE 10.3
(to Note Purchase and Guaranty Agreement)

Hawaiian Electric Company, Inc.	Hannon Armstrong Federal Government Receivables Trust (as assignee of Hannon Armstrong DSM Funding LLC) – HALE KOA)	Hawaii	2005-094089	05/11/2005	All money due and to become due under a 2004 delivery order from a U.S. Navy ordering agency relating to an energy efficiency project—remaining balance, $253,000
Hawaiian Electric Company, Inc.	Hannon Armstrong Federal Government Receivables Trust	Hawaii	2010-047285	04/08/2010	Continuation Statement of 2005-094089 continued for additional period provided by applicable law

S-10.3-2

RESTRICTIVE AGREEMENTS

The following restrictions and conditions exist on October 3, 2013:

1.
Hawaiian Electric Company, Inc. (“HECO”) Credit Agreement dated May, 7 2010, amended to expire on December 5, 2016, by and between HECO, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent restricts the ability of HECO and its “Significant Subsidiaries,” as defined therein, to sell, transfer or otherwise dispose of all or substantially all of its properties and assets to any of its Affiliates, as defined therein, on a non-arms length basis.

2.
Hawaiian Electric Company, Inc., Maui Electric Company, Ltd. (“MECO”) and Hawaii Electric Light Company, Inc. (“HELCO”) are subject to restrictive covenants in connection with the offer and sale in March 2004 of Cumulative Quarterly Income Preferred Securities, as disclosed in the Registration Statements on Form S-3, Regis. Nos. 333-111073, 333-111073-01, 333-111073-02 and 333-111073-03 filed with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.

3.
HECO, MECO and HELCO are subject to restrictive covenants in connection with their cumulative preferred stock financings to the effect that, until dividends have been paid or declared or set apart for payment on all shares of the respective company’s cumulative preferred stock, (a) no distributions on the respective company’s common stock or any future class of stock except cumulative preferred stock shall be made and (b) the respective company shall not purchase or otherwise acquire any of the respective company’s common stock or any future class of stock except cumulative preferred stock. In the event of liquidation, dissolution, receivership, bankruptcy, disincorporation or winding up of the affairs of the respective company, cumulative preferred stockholders are entitled to the par value of their shares and accrued and unpaid dividends, before any distribution is made to holders of the respective company's common stock or any future class of stock except cumulative preferred stock.

4.
HECO is subject to restrictive covenants in connection with its cumulative preferred stock financings to the effect that, as long as any shares of the respective series of cumulative preferred stock are outstanding, HECO shall not affect the merger or consolidation of HECO, or sell, lease or exchange all or substantially all of the property and assets of HECO, without first obtaining the consent in writing of the holders of at least 75% of each of the respective outstanding series of cumulative preferred stock, provided that said consent shall not be required to make a mortgage, pledge, assignment or transfer of all or any part of its assets as security for any obligation or liability of any kind or nature.

SCHEDULE 10.5
(to Note Purchase and Guaranty Agreement)

5.
HECO, MECO and HELCO are subject to restrictive covenants in connection with their special purpose revenue bonds which contain provisions to the effect that HECO, MECO and HELCO shall not dissolve or otherwise dispose of all or substantially all its assets, and will not consolidate with or merge into another entity or permit other entities to consolidate with or merge into it, unless certain specific requirements are met.

6.
HECO, MECO and HELCO are subject to restrictive covenants in connection with their Note Purchase Agreements dated as of April 19, 2012 and HECO’s Note Purchase Agreement dated as of September 13, 2012 (together the “Note Agreements”), pursuant to which several series of unsecured notes were issued in private placements. The Note Agreements contain affirmative and negative restrictions, including a negative covenant that HECO will not permit the ratio of any Significant Subsidiaries’ Consolidated Subsidiary Funded Debt to its Capitalization exceed a specified level, and this restriction could operate indirectly to restrict the ability of Significant Subsidiaries to make Restricted Payments to HECO. HECO also entered into two similar Note Purchase Agreements of the same April 19 date under which it is a “Guarantor” of MECO (in one such Agreement) and a Guarantor of HELCO (in another such Agreement). Each of these agreements contains similar negative covenants relating to MECO and HELCO (as well as HECO) relating to their respective Consolidated Subsidiary Funded Debt to Capitalization ratios and those of their respective Significant Subsidiaries. The affirmative and negative restrictions are disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 23, 2012 and September 14, 2012, which descriptions are incorporated herein by reference.

7.
HECO, MECO and HELCO are subject to restrictive covenants in connection with their Note Purchase Agreements being entered into concurrently on or about October 3, 2013 (together, the “October 2013 Note Agreements”) and to which this Schedule 10.5 relates and pursuant to which unsecured notes are being issued in a private placement. The October 2013 Note Agreements contain affirmative and negative covenants which are similar to those in the HECO, MECO and HELCO Note Purchase Agreements dated as of April 19, 2012 and HECO’s Note Purchase Agreement dated as of September 13, 2012 and which are discussed in item 6 of this Schedule 10.5.

S-10.5-2

AFFILIATE TRANSACTIONS

Administrative Services Agreements

Administrative Service Agreement	Affiliate Providing Services	Affiliate Purchasing Services	Original Agreement Date
Hawaiian Electric Industries, Inc. (HEI)[1] and Hawaiian Electric Company, Inc. (HECO)	HEI	HECO	February 4, 1993[2]
HEI and Hawaii Electric Light Company, Inc. (HELCO)[3]	HEI	HELCO	February 11, 1993[4]
HEI and Maui Electric Company, Ltd. (MECO)[5]	HEI	MECO	February 3, 1993[6]
HECO/HELCO/MECO and Renewable Hawaii, Inc. (RHI)[7]	HECO/HELCO/MECO	RHI	January 1, 2003
HECO and Uluwehiokama Biofuels Corporation (UBC)[8]	HECO	UBC	May 14, 2008
HECO and HEI	HECO	HEI	August 10, 1994
HECO and HEI Diversified, Inc., now known as American Savings Holdings, Inc. (ASHI)[9]	HECO	ASHI	August 15, 1994
HECO and American Savings Bank, F.S.B. (ASB)[10]	HECO	ASB	November 8, 1996[11]
HECO and Hawaiian Tug & Barge Corp., now known as The Old Oahu Tug Service, Inc. (TOOTS)[12]	HECO	TOOTS	August 5, 1994

1 HEI is the parent company of HECO.
2 Agreement includes an Addendum dated April 22, 1994, Addendum No. 2 dated July 1, 1994, Addendum No. 3 dated January 1, 1999, and an Update dated December 29, 2003.
3 HELCO is a subsidiary of HECO.
4 Agreement includes an Addendum dated April 22, 1994, Addendum No. 2 dated July 1, 1994, Addendum No. 3 dated January 1, 1999, and an Update dated December 29, 2003.
5 MECO is a subsidiary of HECO.
6 Agreement includes an Addendum dated April 22, 1994, Addendum No. 2 dated July 1, 1994, Addendum No. 3 dated January 1, 1999, and an Update dated December 29, 2003.
7 RHI is a subsidiary of HECO.
8 UBC is a subsidiary of HECO.
9 ASHI (formerly HEI Diversified, Inc.) is the parent company of American Savings Bank, and is a subsidiary of HEI.
10 ASB is a subsidiary of ASHI, which is a subsidiary of HEI.
11 Agreement is extended on an annual basis. The current extension is dated March 9, 2011 and expires December 31, 2012.
12 TOOTS (formerly Hawaiian Tug & Barge Corp.) is a subsidiary of HEI.

SCHEDULE 10.6
(to Note Purchase and Guaranty Agreement)

FORM OF SERIES A NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER THE ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE NOTE PURCHASE AND GUARANTY AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAII ELECTRIC LIGHT COMPANY, INC.
3.83% Senior Note, Series 2013A, due July 1, 2020
No. AR-_______                                ___________, 20__
$____________                                PPN 41975* AK1
FOR VALUE RECEIVED, the undersigned, HAWAII ELECTRIC LIGHT COMPANY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS (or so much thereof as shall not have been prepaid) on July 1, 2020 (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.83% per annum from the date hereof, payable semiannually, on the first day of January and July in each year, commencing with the first day of [January or]13 July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (1) 5.83% or (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.
This Note is one of the Series 2013A Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guaranty Agreement dated as of October 3, 2013 (as from
________
13 To be included in Notes issued after January 1, 2014.

Exhibit 1(a)
(to Note Purchase and Guaranty Agreement)

time to time amended, the “Note and Guaranty Agreement”), among the Company, Hawaiian Electric Company, Inc., a Hawaii corporation (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof at original issuance or upon subsequent transfer, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representations set forth in Section 6.3 of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.
Payment of the principal of, Make-Whole Amount, if any, and interest on this Note has been absolutely, unconditionally and irrevocably guaranteed by the Parent Guarantor in accordance with the terms of the Note and Guaranty Agreement.
This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and, except as otherwise provided in Section 14.1 of the Note and Guaranty Agreement, for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

HAWAII ELECTRIC LIGHT COMPANY, INC.
Seal	By Its
By Its

EXHIBIT 1(a)
(to Note Purchase and Guaranty Agreement)

FORM OF SERIES B NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER THE ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE NOTE PURCHASE AND GUARANTY AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAII ELECTRIC LIGHT COMPANY, INC.
4.45% Senior Note, Series 2013B, due December 1, 2022
No. BR-_______                                ___________, 20__
$____________                                PPN 41975* AL9
FOR VALUE RECEIVED, the undersigned, HAWAII ELECTRIC LIGHT COMPANY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS (or so much thereof as shall not have been prepaid) on December 1, 2022 (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.45% per annum from the date hereof, payable semiannually, on the first day of June and December in each year, commencing with the first day of June [or December]14 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (1) 6.45% or (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.
This Note is one of the Series 2013B Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guaranty Agreement dated as of October 3, 2013 (as from
___________
14 To be included in Notes issued after December 1, 2013.

EXHIBIT 1(b)
(to Note Purchase and Guaranty Agreement)

time to time amended, the “Note and Guaranty Agreement”), among the Company, Hawaiian Electric Company, Inc., a Hawaii corporation (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof at original issuance or upon subsequent transfer, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representations set forth in Section 6.3 of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.
Payment of the principal of, Make-Whole Amount, if any, and interest on this Note has been absolutely, unconditionally and irrevocably guaranteed by the Parent Guarantor in accordance with the terms of the Note and Guaranty Agreement.
This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and, except as otherwise provided in Section 14.1 of the Note and Guaranty Agreement, for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

HAWAII ELECTRIC LIGHT COMPANY, INC.
Seal	By Its
By Its

E-1(b)-2

FORM OF SERIES C NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER THE ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE) WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE NOTE PURCHASE AND GUARANTY AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAII ELECTRIC LIGHT COMPANY, INC.
4.84% Senior Note, Series 2013C, due October 1, 2027
No. CR-_______                                ___________, 20__
$____________                                PPN 41975* AM7
FOR VALUE RECEIVED, the undersigned, HAWAII ELECTRIC LIGHT COMPANY, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS (or so much thereof as shall not have been prepaid) on October 1, 2027 (the “Maturity Date”) with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.84% per annum from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the first day of April or October next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (1) 6.84% or (2) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S. Bank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guaranty Agreement referred to below.
This Note is one of the Series 2013C Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guaranty Agreement dated as of October 3, 2013 (as from time to time amended, the “Note and Guaranty Agreement”), among the Company, Hawaiian Electric Company, Inc., a Hawaii corporation (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be

EXHIBIT 1(c)
(to Note Purchase and Guaranty Agreement)

deemed, by its acceptance hereof at original issuance or upon subsequent transfer, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representations set forth in Section 6.3 of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.
Payment of the principal of, Make-Whole Amount, if any, and interest on this Note has been absolutely, unconditionally and irrevocably guaranteed by the Parent Guarantor in accordance with the terms of the Note and Guaranty Agreement.
This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and, except as otherwise provided in Section 14.1 of the Note and Guaranty Agreement, for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

HAWAII ELECTRIC LIGHT COMPANY, INC.
Seal	By Its
By Its

E-1(c)-2

FORM OF OPINION OF THE VICE PRESIDENT-GENERAL COUNSEL
OF THE PARENT GUARANTOR
The closing opinion of Susan A. Li, Esq., Vice President-General Counsel to the Parent Guarantor, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
1.    The Company has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and, to my knowledge, does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
2.    The Parent Guarantor has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and, to my knowledge, does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
3.    To my knowledge, MECO, a Hawaii corporation, does not conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
4.    The Parent Guarantor is the record owner of all of the issued and outstanding shares of common stock of each of the Company and MECO and all such shares have been duly issued and are fully paid and non-assessable and are owned by the Parent Guarantor.
5.    To my knowledge, the issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions any agreement or other instrument to which the Company is a party or by which the Company may be bound.
6.    To my knowledge, the execution, delivery and performance by the Parent Guarantor of the Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Parent Guarantor pursuant to the provisions any agreement or other instrument to which the Parent Guarantor is a party or by which the Parent Guarantor may be bound.
The opinion of Susan A. Li, Esq., Vice President‑General Counsel, shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall

EXHIBIT 4.4(a)
(to Note Purchase and Guaranty Agreement)

provide that (i) subsequent Institutional Investor holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Constituent Companies.

E.4.4(a)-2

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE CONSTITUENT COMPANIES
The closing opinion of Goodsill Anderson Quinn & Stifel LLP, special counsel for the Constituent Companies, which is called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
1.    The Company is a corporation duly incorporated under the laws of the Republic of Hawaii and validly existing and in good standing under the laws of the State of Hawaii and has the corporate power and the corporate authority to execute and perform the Agreement and to issue the Notes. The Parent Guarantor is a corporation duly incorporated under the laws of the Kingdom of Hawaii and validly existing and in good standing under the laws of the State of Hawaii and has the corporate power and the corporate authority to execute and perform the Agreement. MECO is a corporation duly incorporated under the laws of the Territory of Hawaii and validly existing and in good standing under the laws of the State of Hawaii.
2.    The Agreement has been duly authorized by all necessary corporate action on the part of each Constituent Company, has been duly executed and delivered by each Constituent Company and constitutes the legal, valid and binding contract of each Constituent Company enforceable in accordance with its terms.
3.    The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.
4.    No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, federal or state, is necessary in connection with the execution and delivery by a Constituent Company of the Agreement or, in the case of the Company, the Notes, except for the approval of the Public Utilities Commission of the State of Hawaii, which approval has been obtained. Nothing has come to our attention to cause us to believe that such approval has been vacated, amended or modified.
5.    The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement do not conflict with any law, rule or regulation or order of any state or federal governmental body or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation, as amended, or the Amended and Restated By-laws of the Company.
6.    The execution, delivery and performance by the Parent Guarantor of the Agreement do not conflict with any law, rule or regulation or order of any state or federal governmental body or result in any breach of any of the provisions of or constitute a

EXHIBIT 4.4(b)
(to Note Purchase and Guaranty Agreement)

default under or result in the creation or imposition of any Lien upon any of the property of the Parent Guarantor pursuant to the provisions of the Articles of Incorporation, as amended, or the Amended and Restated By-laws of the Parent Guarantor.
7.    Neither Constituent Company is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
8.    The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
9.    Assuming that the representations and warranties of the Constituent Companies and the Purchasers in the Agreement are true and correct, and assuming compliance by the Constituent Companies and the Purchasers with their respective covenants and agreements set forth in the Agreement, the issuance, sale and delivery of the Notes and the delivery of the Guaranty provided in Section 13 under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes of such Guaranty under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Goodsill Anderson Quinn & Stifel LLP shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall provide that (i) subsequent Institutional Investor holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. The opinion letter may contain assumptions, qualifications, exclusions and limitations acceptable to each Purchaser. The opinions may be limited to the laws of the State of Hawaii and the federal laws of the United States and the opinions concerning the enforceability of the Agreement and the Notes may be based on the assumption that the laws of the State of Hawaii and the laws of the State of New York with respect to such matters are identical in all material respects. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Constituent Companies.

E.4.4(b)-2

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(c) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
1.    Each Constituent Company is a corporation in good standing under the laws of the State of Hawaii.
2.    The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.
3.    The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.
4.    The issuance, sale and delivery of the Notes being delivered on the date hereof and the delivery of the Guaranty provided in Section 13 under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Schiff Hardin LLP shall also state that the opinions of Susan A. Li, Esq., Vice President-General Counsel and Goodsill Anderson Quinn & Stifel LLP are satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.
In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of a certificate of good standing of each Constituent Company from the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Constituent Companies and upon representations of the Constituent Companies and the Purchasers delivered in connection with the issuance and sale of the Notes.

44228-0000
CH2\13331030.9

EXHIBIT 4.4(c)
(to Note Purchase and Guaranty Agreement)